UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Tengion, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

______________________________________________________

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
______________________________________________________

To Be Held on September 28, 2011

To our stockholders:

We invite you to attend our 2011 Annual Meeting of Stockholders, which will be held at Tengion’s headquarters at 2900 Potshop Lane, Suite 100, East Norriton, Pennsylvania on Wednesday, September 28, 2011 at 2:00 p.m., local time.  At the meeting, stockholders will be asked to:

1.	Elect three Class I Directors for a three-year term expiring at the 2014 Annual Meeting;

2.	Approve the removal of the exercise restriction associated with certain warrants to purchase 2,473,500 shares of our Common stock held by affiliates of HealthCap Venture Capital;

3.	Ratify the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

4.	Transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on September 1, 2011, the record date for the annual meeting, are entitled to notice of, and to vote at, the meeting. Your vote is important regardless of the number of shares you own. All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote by telephone, over the Internet or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. You may revoke your proxy at any time prior to its exercise at the annual meeting.

This proxy statement and our 2010 Annual Report on Form 10-K are also available to our stockholders via the Internet at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=16456.

By Order of the Board of Directors,

/s/ Joseph W. La Barge

Joseph W. La Barge
Vice President, General Counsel and Secretary

East Norriton, Pennsylvania
September     , 2011

2900 Potshop Lane, Suite 100
East Norriton, PA 19403

__________________________________________________

PROXY STATEMENT
FOR 2011 ANNUAL MEETING OF STOCKHOLDERS
__________________________________________________

The Board of Directors Tengion, Inc. (referred to herein as ‘‘Tengion,’’ the ‘‘Company,’’ ‘‘we,’’ ‘‘us’’ or ‘‘our’’) is soliciting your proxy to vote at the Company’s 2011 Annual Meeting of Stockholders (referred to herein as, the ‘‘Annual Meeting’’) and at any adjournments or postponements thereof. The Annual Meeting will be held at 2:00 p.m. Eastern Standard Time on Wednesday, September 28, 2011, at our headquarters, 2900 Potshop Lane, Suite 100, East Norriton, PA 19403. The Company will pay the costs of this proxy solicitation. Proxies may be solicited on the Company’s behalf by its directors, officers and employees in person or by telephone, fax or electronic mail, although no additional compensation will be paid by the Company for such efforts.  The Company does not expect to engage a third party to assist it in the solicitation.

This Notice of 2011 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2010 Annual Report (referred to herein collectively as, the ‘‘Proxy Materials’’) provides information that you should read before you vote on the proposals that will be presented at the Annual Meeting. This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about September    , 2011, to owners of shares of our common stock.

i

Table of Contents

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
PROPOSAL 1—ELECTION OF DIRECTORS	8
Nominees for Class I Directors for Election at the 2011 Annual Meeting for a Term Expiring at the 2014 Annual Meeting	8
Class II Directors Continuing in Office—Terms Expire at the 2012 Annual Meeting	9
Class III Directors Continuing in Office—Terms Expire at the 2013 Annual Meeting	11
Board Recommendation	11

PROPOSAL 2— APPROVAL OF THE REMOVAL OF THE EXERCISE RESTRICTION ASSOCIATED WITH CERTAIN WARRANTS HELD BY AFFILIATES OF HEALTHCAP VENTURE CAPITAL	12
Board Recommendation	13

PROPOSAL 3—RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	14
Board Recommendation	14

OTHER MATTERS	14
Section 16(a) Beneficial Ownership Reporting Compliance	14
Stockholder Proposals for the 2012 Annual Meeting	14

CORPORATE GOVERNANCE	15
General	15
Corporate Governance Guidelines	15
Board Determination of Independence	16
Board Meetings and Attendance	16
Board Committees	16
Director Nomination Process	18
Board Leadership Structure and Board’s Role in Risk Oversight	18
Communications with the Independent Directors	19
Code of Ethics	19
Report of the Audit Committee	20
Information About Fees of Independent Registered Public Accounting Firm	21
Dismissal of Auditors	21
Engagement of New Auditors	21
Certain Relationships and Related Transactions	22

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION	24
Executive Officers	24
Compensation Discussion and Analysis	25
Report of the Compensation Committee	37
Summary Compensation Table	36
Grants Of Plan-Based Awards 2010	37
Outstanding Equity Awards At Fiscal Year-End	38
Option Exercises	39
Employment Agreements and Potential Payments Upon Termination or Change in Control	39
Securities Authorized for Issuance Under Equity Compensation Plans	44
Compensation of Directors	44
Compensation Committee Interlocks and Insider Participation	45

ii

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why are you receiving these proxy materials?

We are providing these proxy materials to you because our Board of Directors is asking (technically called soliciting) holders of our common stock to provide proxies to be voted at the Annual Meeting.  The Annual Meeting is scheduled for Wednesday, September 28, 2011, commencing at 2:00 p.m. at Tengion, Inc., 2900 Potshop Lane, Suite 100, East Norriton, Pennsylvania, 19403.  Your proxy will be used at the Annual Meeting or at any adjournment(s) of the meeting.  The Notice of Annual Meeting of Stockholders, this Proxy Statement, and the enclosed proxy card are being mailed to stockholders beginning on or about September    , 2011.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, September 1, 2011, may vote at the Annual Meeting.  There were                      shares of our common stock outstanding as of the record date.  During the ten days before the Annual Meeting, you may inspect a list of stockholders eligible to vote.  If you would like to inspect the list, please call Joseph W. La Barge, our Vice President, General Counsel and Secretary, at (610) 292-8364 to arrange a visit to our offices.

What are the voting rights of the holders of our common stock?

Each outstanding share of our common stock will be entitled to one vote on each matter considered at the Annual Meeting.

How can you vote?

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

1.
Over the Internet—If you have Internet access, you may authorize the voting of your shares by following the “Submit a proxy by Internet” instructions set forth on the enclosed proxy card.  You must specify how you want your shares voted or your vote will not be completed and you will receive an error message.  Your shares will be voted according to your instructions.

2.
By Telephone—You may transmit your proxy voting instructions by calling the telephone number specified on the enclosed proxy card (or voting instruction card). You will need to have the proxy card (or voting instruction card) in hand when you call. If you choose to vote by telephone, you do not have to return the proxy card (or voting instruction card).

3.
By Mail—Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope.  Your shares will be voted according to your instructions.  If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.  Unsigned proxy cards will not be voted.

4.
In Person at the Meeting—If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

Beneficial Owners and Broker Non-Votes

Most of our stockholders hold their shares in “street name” through a stockbroker, bank, or other nominee, rather than directly in their own names.  If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your stockbroker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee on how to vote your shares.  If you hold your shares in street name, your stockbroker, bank, or other nominee has enclosed a voting instruction card for you to use in directing your stockbroker, bank, or other nominee in how to vote your shares.

Stockbrokers, banks, or other nominees that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners.  Stockbrokers, banks, or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to non-routine matters, including each of the other Annual Meeting proposals.  As a result, with respect to these non-routine matters, if the beneficial owners have not provided instructions with respect to these non-routine matters (commonly referred to as “broker non-votes”), those beneficial owners’ shares will be included in determining whether a quorum is present, but otherwise will not be counted.  Thus, a broker non-vote will make a quorum more readily obtainable, but a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a plurality of the votes cast.  With respect to a proposal that requires a majority of the outstanding shares present in person or represented by proxy and entitled to vote on the proposal, a broker non-vote has the same effect as a vote against the proposal.  We encourage you to provide voting instructions to the organization that holds your shares.

Can you change your vote or revoke your proxy?

You may revoke your proxy at any time before your shares are voted at the Annual Meeting by: (1) notifying Joseph W. La Barge, our Vice President, General Counsel and Secretary, in writing at 2900 Potshop Lane, Suite 100, East Norriton, Pennsylvania, 19403, that you are revoking your proxy; (2) submitting a later dated proxy using any of the methods described above; or (3) attending and voting by ballot at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your stockbroker, bank, or other nominee pursuant to the instructions you have received from them.

What is a proxy?

A proxy is a person you appoint to vote on your behalf.  By using any of the methods discussed above, you will be appointing as your proxies Joseph W. La Barge, our General Counsel, and A. Brian Davis, our Chief Financial Officer.  They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.  If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of common stock may be voted.

How will your proxy vote your shares?

Your proxy will vote according to your instructions.  If you choose to vote by mail and complete, sign, and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated Class I Directors (Proposal 1), “FOR” the removal of the exercise restriction associated with certain warrants held by affiliates of HealthCap Venture Capital (Proposal 2) and “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 3).  We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so.  However, on any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their best judgment.

What constitutes a quorum?

The holders of a majority of the                           shares of Common stock issued and outstanding as of the record date, either present or represented by proxy, constitutes a quorum.  A quorum is necessary in order to conduct business at the Annual Meeting.  If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum.  Broker non-votes will be counted as present for the purpose of establishing a quorum.  If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present.  If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each matter and how are votes counted?

Proposal 1—Elect three Class I directors for a three-year term expiring at the 2014 Annual Meeting—For Proposal 1, the election of three Class I directors, the nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.  This means that the nominees with the most votes for election will be elected.  You may choose to vote or withhold your vote for such nominees.  A properly executed proxy marked “WITHHELD” with respect to the election of a director will not be voted with respect to the director indicated, although it will be counted for the purposes of determining whether there is a quorum.

Proposals 2—Approve the removal of the exercise restriction associated with certain warrants to purchase 2,473,500 shares of our common stock held by affiliates of HealthCap Venture Capital —For Proposal 2, the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is needed to approve the Proposal.  A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock present in person or represented by proxy and entitled to vote.  Accordingly, an abstention will have the effect of a negative vote.

Proposal 3—Ratify the selection by the Audit Committee of Ernst & Young LLP  as our independent registered public accounting firm for the fiscal year ending December 31, 2011—For Proposal 3, the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is needed to approve the Proposal.  A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock present in person or represented by proxy and entitled to vote.  Accordingly, an abstention will have the effect of a negative vote.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than Proposals 1 through 3 included herein.  If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Where can you find the voting results?

Voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (SEC) within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation.  We will be responsible for paying for all expenses to prepare, print, and mail the proxy materials to stockholders.  In accordance with the regulations of the SEC, we will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send this proxy statement and related proxy materials to their principals and will reimburse them for their reasonable expenses in so doing.  In addition to the solicitation by use of the mails, our officers, directors, and employees may solicit the return of proxies by telephone or personal interviews.  We may also retain a proxy solicitor if we determine a proxy solicitor’s services would be beneficial.

Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?

Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2010 and audited our financial statements for such fiscal year.  Ernst & Young LLP has been selected by the Audit Committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2011.  We expect that one or more representatives of Ernst & Young LLP will be present at the Annual Meeting.  They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the meeting.

Why are you being asked to ratify the selection of Ernst & Young LLP?

Although stockholder approval of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection.  If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of Ernst & Young LLP, but will not be required to take any action.

How may you obtain additional copies of our Annual Report on Form 10-K or this Proxy Statement?

You may request additional copies of our Annual Report on Form 10-K for the year ended December 31, 2010, including the financial statements and financial statement schedules, or this Proxy Statement to be sent to you for no charge, by writing to Joseph W. La Barge, our Vice President, General Counsel and Secretary, at 2900 Potshop Lane, Suite 100, East Norriton, Pennsylvania, 19403.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of August 16, 2011 by each person, or group of persons, who beneficially owns more than 5% of our capital stock; each of our directors, director nominees, and Named Executive Officers; and all current directors and executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock.  This information does not necessarily indicate beneficial ownership for any other purpose.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to warrants and options held by that person that are currently exercisable or exercisable within 60 days of August 16, 2011 are deemed outstanding.  Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.  Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.  The percentage of beneficial ownership is based on 23,810,302 shares of common stock outstanding on August 16, 2011.

Unless otherwise indicated, the address for each person or entity named below is c/o Tengion Inc., 2900 Potshop Lane, Suite 100, East Norriton, PA 19403.

Name of Beneficial Owner	Number of Shares of common stock Beneficially Owned (1)	Percent of Shares Outstanding

Greater than 5% Beneficial Owners
HealthCap Venture Capital (2)	6,725,493	25.6%
Medtronic, Inc. (3)	4,328,625	16.9%
Oak Investment Partners XI, Limited Partnership (4)	2,043,779	8.6%
RA Capital Healthcare Fund LP (5)	2,335,690	9.4%
Deerfield Management Co. (6)	2,120,140	8.5%
Great Point Partners, LLC (7)	2,000,000	8.1%
Empery Asset Management, LP (8)	1,766,790	7.2%
Johnson & Johnson Development Corporation (9)	1,194,654	5.0%

Directors (including Director Nominees) and Executive Officers
Carl-Johan Dalsgaard (10)	6,729,018	25.6%
Richard Kuntz (11)	2,625	*
Brenda D. Gavin (12)	921,992	3.9%
Gary J. Kurtzman (13)	592,723	2.5%
Steven Nichtberger (14)	473,610	2.0%
David I. Scheer (15)	191,914	*
Timothy Bertram (16)	153,951	*
Mark Stejbach (17)	73,100	*
Lorin J. Randall (18)	21,773	*
Diane K. Jorkasky	—	*
A. Brian Davis (19)	39,833	*
Sunita Sheth (20)	47,292	*
Linda B. Hearne	—	*
All current directors and executive officers as a group (11 persons) (21)	13,576,455	47.5%
_____________________
* Less than one percent.

(1)
This table and the information included in the notes below are based upon information supplied by Named Executive Officers, directors and principal stockholders, including, reports and any amendments thereto filed on Schedule 13D, Schedule 13G, Form 3, and Form 4 with the SEC.

(2)
According to a Schedule 13D filed March 14, 2011, includes 4,251,993 shares and warrants to purchase 2,473,500 shares, of which 2,232,567 shares and warrants to purchase 1,356,916 shares are held directly by HealthCap IV, L.P., a Delaware limited partnership (“HCLP”); 170,183 shares and warrants to purchase 99,002 shares are held directly by HealthCap IV, K.B., a Swedish limited partnership (“HCKB”); 1,685,465 shares and warrants to purchase 980,480 shares are held directly by HealthCap IV BIS, L.P., a Delaware limited partnership (“HCBIS”); and 63,778 shares and warrants to purchase 37,102 shares are held directly by OFCO Club IV, a Swedish non-registered partnership (“OFCO”).  Unless and until we have obtained the approval of a majority of the holders of our common stock present and entitled to vote at a meeting of our stockholders (the “Stockholder Approval”), neither HCLP nor any of its affiliates are entitled to exercise their warrants (i) if and to the extent we have received written advice from NASDAQ that such exercise would result in a change of control within the meaning of NASDAQ Marketplace Rule 5635(b), as amended from time to time, or (ii) if and to the extent that such exercise would result in the issuance of more than 19.99% of our common stock outstanding.  Solely for purposes of this table, these limitations are disregarded, and the numbers of shares of common stock beneficially owned do not reflect these limitations.

HealthCap IV GPSA, L.L.C. (“HCSA”), is the sole general partner of HCLP as well as HCBIS, and has shared voting power and shared investment power with HCLP and HCBIS.  HealthCap IV GP AB, L.L.C. (“HCAB”), is the sole general partner of HCKB and has shared voting power and shares investment power with HCKB.  The members of HCSA and HCAB are Carl-Johan Dalsgaard, Johan Christenson, Per-Olof Eriksson, Anki Forsberg, Peder Fredrikson, Jacob Gunterberg, Staffan Lindstrand, Björn Odlander, Per Samuelsson and Eugen Steiner.

Odlander, Fredrikson & Co AB, L.L.C. and Odlander Fredrikson SA, L.L.C. are advisors to each of HCSA and HCAB, and Odlander, Fredrikson & Co AB is a member of OFCO.  The individuals listed herein may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by HCLP, HCKB, HCBIS and OFCO.  Each member disclaims beneficial ownership of the shares except to the extent of their pecuniary interest therein.  The addresses of the entities affiliated with HealthCap are Strandvägen 5B, SE-114 51 Stockholm, Sweden and 18 Avenue d’Ouchy, CH-1006 Lausanne, Switzerland.

(3)
According to a Form 13D filed on April 14, 2011, comprised of 2,473,500 shares of common stock and warrants to purchase 1,855,125 shares of common stock.  The address of Medtronic 710 Medtronic Parkway, LC 270, Minneapolis, MN 55432-5604. Under the terms of the warrants issued in the private placement (other than the warrants issued to HCLP and its Affiliates, the number of shares of our common stock that may be acquired by such holder upon any exercise of the warrants is generally limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by a selling stockholder, together with its affiliates and any other persons or entities whose beneficial ownership, as calculated pursuant to Section 13(d) of the Securities Exchange Act and the applicable regulations of the SEC, would not exceed 4.99% of the total number of shares of our common stock then issued and outstanding.  This limitation may be increased to 9.99% of the total number of shares of our common stock then issued and outstanding upon 60 days written notice from the selling stockholder to the Company. Solely for purposes of this table, these limitations are disregarded, and the numbers of shares of common stock beneficially owned do not reflect these limitations.

(4)
According to a Form 13G filed on February 14, 2011, comprised of 2,043,779 shares held by Oak Investment Partners XI, Limited Partnership (“Oak Investment Partners XI”), One Gorham Island, Westport, CT 06880.  Oak Associates XI, LLC is the general partner of Oak Investment Partners XI.  Oak Management Corporation is the manager of Oak Investment Partners XI.  Bandel L. Carano, Gerald R. Gallagher, Edward F. Glassmeyer, Fredric W. Harman and Ann H. Lamont are the managing members of Oak Investment Partners XI and, as such, may be deemed to possess shared beneficial ownership of any shares of common stock held by such entities.

(5)
Comprised of (i) 567,667 shares issuable upon the exercise of warrants acquired by RA Capital Healthcare Fund, L.P. (“Fund”) in our private placement in March 2011 and (ii) according to a Form 13G filed on May 24, 2011 (A) 1,275,620 shares of common stock as to which RA Capital Management, LLC (“Capital”) has sole voting and sole dispositive power; (B) 1,275,620 shares of common stock as to which Peter Kolchinsky has sole voting and sole dispositive power; and (C) 682,128 shares of common stock as to which Fund has sole voting and sole dispositive power.  Capital is the investment adviser and sole general partner of the Fund and investment adviser to an account owned by a separate investment vehicle.  Mr. Kolchinsky is the manager of Capital.  The address of Capital is 20 Park Plaza, Suite 905, Boston, MA 02116.  Under the terms of the warrants issued in the private placement (other than the warrants issued to HCLP and its Affiliates), the number of shares of our common stock that may be acquired by such holder upon any exercise of the warrants is generally limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by a selling stockholder, together with its affiliates and any other persons or entities whose beneficial ownership, as calculated pursuant to Section 13(d) of the Securities Exchange Act and the applicable regulations of the SEC, would not exceed 4.99% of the total number of shares of our common stock then issued and outstanding.  This limitation may be increased to 9.99% of the total number of shares of our common stock then issued and outstanding upon 60 days written notice from the selling stockholder to the Company. Solely for purposes of this table, these limitations are disregarded, and the numbers of shares of common stock beneficially owned do not reflect these limitations.

(6)
According to a Schedule 13G filed March 11, 2011, comprised of 1,060,070 shares of common stock and 1,060,070 shares of common stock underlying warrants held by Deerfield Special Situations Fund, L.P. (“DSSF”) and Deerfield Special Situations Fund International Limited (“DSSFIL”).  Deerfield Capital, L.P. has shared voting power and shared investment power over 413,427 shares of common stock and 413,427 shares of common stock underlying warrants held by DSSF.  Deerfield Management Company, L.P. has shared voting power and shared investment power over 646,643 shares of common stock and 646,643 shares of common stock underlying warrants held by DSSFIL.  James E. Flynn has shared voting power and shared investment power over 1,060,070 shares of common stock and 1,060,070 shares of common stock underlying warrants held by DSSF and DSSFIL.  DSSF has shared voting power and shared investment power over 413,427 shares of common stock and 413,427 shares of common stock underlying warrants.  DSSFIL has shared voting power and shared investment power over 646,643 shares of common stock and 646,643 shares of common stock underlying warrants.  The address of DSSF is 780 Third Avenue, 37th Floor, New York, NY 10017, and the address of DSSFIL is c/o Citi Hedge Fund Services (B.V.I.) Ltd., Bison Court, Columbus Centre, P.O. Box 3460, Road Town, Tortola, D8, British Virgin Islands.  Under the terms of the warrants issued in the private placement (other than the warrants issued to HCLP and its Affiliates), the number of shares of our common stock that may be acquired by such holder upon any exercise of the warrants is generally limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by a selling stockholder, together with its affiliates and any other persons or entities whose beneficial ownership, as calculated pursuant to Section 13(d) of the Securities Exchange Act and the applicable regulations of the SEC, would not exceed 4.99% of the total number of shares of our common stock then issued and outstanding.  This limitation may be increased to 9.99% of the total number of shares of our common stock then issued and outstanding upon 60 days written notice from the selling stockholder to the Company. Solely for purposes of this table, these limitations are disregarded, and the numbers of shares of common stock beneficially owned do not reflect these limitations.

(7)
According to a Schedule 13G filed March 18, 2011, consists of 1,000,000 shares and warrants to purchase 1,000,000 shares of which 369,961 shares and warrants to purchase 369,961 shares are owned by Biomedical Value Fund, LP (“BVF”); 293,901 shares and warrants to purchase 293,901 shares are owned by Biomedical Offshore Value Fund, Ltd. (“BVOF”); 128,051 shares and warrants to purchase 128,051 shares are owned by Biomedical Institutional Value Fund, LP (“BIVF”); 93,173 shares and warrants to purchase 93,173 shares are owned by Lyrical Multi-Manager Fund, LP (“Lyrical”); 93,173 shares and warrants to purchase 93,173 shares are owned by Class D Series of GEF-PS (“GEF-PS”), LP; 3,106 shares and warrants to purchase 3,106 shares are owned by David J. Morrison (“Morrison”); and 18,635 shares and warrants to purchase 18,635 shares are owned by WS Investments III, LLC (“WS”).  Great Point Partners, LLC (“Great Point”) is the investment manager of BVF, BVOF, BIVF, Lyrical, GEF-PS, Morrison and WS (collectively the “Entities”), and by virtue of such status may be deemed to be the beneficial owner of the shares of the Entitles.  Each of Dr. Jeffrey R. Jay, M.D. (“Dr. Jay”), as senior managing member of Great Point, and Mr. David Kroin (“Mr. Kroin”), as special managing member of Great Point, has shared voting power and shared investment power with respect to the shares of the Entitles, and therefore may be deemed to be the beneficial owner of the shares of the Entities.  Notwithstanding the above, Great Point, Dr. Jay and Mr. Kroin disclaim beneficial ownership of the BVF Shares, the BOVF Shares, the BIVF Shares, the Lyrical Shares, the GEF-PS Shares, the Morrison Shares and the WS Shares, except to the extent of their respective pecuniary interests.  The address of the Entities affiliated with Great Point is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.  Under the terms of the warrants issued in the private placement (other than the warrants issued to HCLP and its Affiliates), the number of shares of our common stock that may be acquired by such holder upon any exercise of the warrants is generally limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by a selling stockholder, together with its affiliates and any other persons or entities whose beneficial ownership, as calculated pursuant to Section 13(d) of the Securities Exchange Act and the applicable regulations of the SEC, would not exceed 4.99% of the total number of shares of our common stock then issued and outstanding.  This limitation may be increased to 9.99% of the total number of shares of our common stock then issued and outstanding upon 60 days written notice from the selling stockholder to the Company. Solely for purposes of this table, these limitations are disregarded, and the numbers of shares of common stock beneficially owned do not reflect these limitations.

(8)
Pursuant to Securities Purchase Agreement dated March 1, 2011, Empery Asset Master, LTD and Hartz Capital Investments, LLC acquired 883,395 shares of common stock and warrants to purchase 883,395 shares of common stock.  The address of both entities is c/o Empery Asset Management, LP, 120 Broadway, Suite 1019, New York, NY 10271.  Under the terms of the warrants issued in the private placement (other than the warrants issued to HCLP and its Affiliates), the number of shares of our common stock that may be acquired by such holder upon any exercise of the warrants is generally limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by a selling stockholder, together with its affiliates and any other persons or entities whose beneficial ownership, as calculated pursuant to Section 13(d) of the Securities Exchange Act and the applicable regulations of the SEC, would not exceed 4.99% of the total number of shares of our common stock then issued and outstanding.  This limitation may be increased to 9.99% of the total number of shares of our common stock then issued and outstanding upon 60 days written notice from the selling stockholder to the Company. Solely for purposes of this table, these limitations are disregarded, and the numbers of shares of common stock beneficially owned do not reflect these limitations.

(9)
According to a Form 13G filed on February 15, 2011, comprised of 1,194,654 shares held by Johnson & Johnson Development Corporation (“JJDC”), a wholly-owned subsidiary of Johnson & Johnson (“J&J”).  J&J may be deemed to indirectly beneficially own the securities that are directly beneficially owned by JJDC.   J&J and JJDC have shared voting power and shared investment power over the 1,194,654 shares.  The address for J&J and JJDC is One Johnson & Johnson Plaza, New Brunswick, NJ 08933.

(10)
Includes 3,525 shares issuable to Dr. Dalsgaard under stock options that are exercisable within 60 days of August 16, 2011.  Also includes shares owned by HealthCap Venture Capital (see footnote 2).  Dr. Dalsgaard is a member of HCSA, which is the sole general partner of HCLP as well as HCBIS, and has shared voting power and shared investment power with HCLP and HCBIS.  Dr. Dalsgaard is also a member of HCAB, which is the sole general partner of HCKB and has shared voting power and shares investment power with HCKB.  Dr. Dalsgaard has disclaimed beneficial ownership of the shares listed in footnote 2 except to the extent of his pecuniary interest therein.  The address for Dr. Dalsgaard is Strandvägen 5B, SE-114 51 Stockholm, Sweden and 18 Avenue d’Ouchy, CH-1006 Lausanne, Switzerland.

(11)	Includes 2,625 shares issuable to Dr. Kuntz under stock options that are exercisable within 60 days of August 16, 2011.

(12)
According to a Schedule 13G filed February 14, 2011, includes 919,054 shares, for which there is shared voting power and shared investment power, of which 520,504 shares are deemed to be beneficially owned by owned by Quaker BioVentures, L.P.; 123,951 shares are deemed to be beneficially owned by BioAdvance Ventures LP; and 274,599 shares are deemed to be beneficially owned by Quaker BioVentures Tobacco Fund, L.P.  Also includes 2,938 shares issuable to Dr. Gavin under stock options that are exercisable within 60 days of August 16, 2011.  Dr. Gavin also holds stock options to acquire 1,762.5 shares of common stock of which she has sole voting power and sole investment power.  Quaker BioVentures Capital, LLC may be deemed to beneficially own the options held by Dr. Gavin.

Dr. Gavin is a Partner at Quaker BioVentures, the managing partner of Quaker BioVentures, L.P., BioAdvance Ventures, LP and Quaker BioVentures Tobacco Fund, L.P.  Quaker BioVentures Capital, L.P. is the general partner of each of Quaker BioVentures, L.P. and Quaker BioVentures Tobacco Fund, L.P.  Quaker BioVentures Capital, LLC is the general partner of Quaker BioVentures Capital, L.P.  BioAdvance GP I, L.P. is the general partner of BioAdvance Ventures, L.P.  BioAdvance GP II, Inc. is the general partner of BioAdvance GP I, L.P.  Quaker BioVentures Capital, LLC may be deemed to beneficially own the options held by Dr. Gavin. The address of the entities affiliated with Quaker BioVentures, L.P. is 2929 Arch Street, Cira Centre, Philadelphia, PA 19104-2868.  Dr. Gavin resigned from our Board on August 10, 2011.

(13)
According to a Form 4 filed on April 15, 2010, includes 589,198 shares held indirectly by Safeguard Delaware, Inc., a wholly owned subsidiary of Safeguard Scientifics Inc. (“Safeguard”).  Dr. Kurtzman is employed by Safeguard as Senior Vice President and Managing Director, Life Sciences. Also includes 3,525 shares issuable to Dr. Kurtzman under stock options that are exercisable within 60 days of August 16, 2011.  Pursuant to Safeguard’s employment practices and a written agreement between Dr. Kurtzman and Safeguard, Safeguard may be deemed the beneficial owner of stock options granted to Dr. Kurtzman by virtue of the fact that Dr. Kurtzman serves on the Board of Directors of Tengion in connection with his employment duties to Safeguard.  The address of the entities affiliated with Safeguard is 435 Devon Park Drive, Building 800, Wayne, PA 19087-1945.

(14)
According to a Form 4 filed on May 13, 2011, and a Separation and Release Agreement dated June 30, 2011, includes 17,125 shares held indirectly by the Steven A. Nichtberger 2010 Trust and 6,897 shares held indirectly by the SAN Trust. Also includes 222,683 shares issuable to Dr. Nichtberger under stock options that are exercisable within 43 days of August 16, 2011.  Dr. Nichtberger resigned from the Company on June 30, 2011.

(15)
According to a Form 4 filed on April 15, 2010 and a Form 3 filed on April 9, 2010, includes 188,389 shares held indirectly by Scheer Investment Holdings V, LLC.  Also includes 3,525 shares issuable to Mr. Scheer under stock options that are exercisable within 60 days of August 16, 2011.  Mr. Scheer is the managing member of Scheer Investment Holdings V, LLC and may be deemed to have sole or shared voting and investment power with respect to such shares.  Mr. Scheer disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(16)
According to a Form 4 filed on May 13, 2011, includes (A) 40,000 shares of restricted common stock, which shares will vest 25% on each of February 1, 2012, 2013, 2014 and 2015; and (B) 3,160 shares held indirectly by Dr. Bertram’s children.  Also includes 85,532 shares issuable to Dr. Bertram under stock options that are exercisable within 60 days of August 16, 2011.

(17)
According to a Form 4 filed on May 11, 2011, includes 26,667 shares of restricted common stock, which shares will vest 25% on each of February 1, 2012, 2013, 2014 and 2015.  Also includes 44,437 shares issuable to Mr. Stejbach under stock options that are exercisable within 60 days of August 16, 2011.

(18)	According to a Form 4 filed on April 13, 2010, includes 17,984 shares issuable to Mr. Randall under stock options that are exercisable within 60 days of August 16, 2011.

(19)
According to a Form 4 filed on May 11, 2011, includes 23,333 shares of restricted common stock, which shares will vest 25% on each of February 1, 2012, 2013, 2014 and 2015.  Also includes 16,500 shares issuable to Mr. Davis under stock options that are exercisable within 60 days of August 16, 2011.

(20)
According to a Form 4 filed on May 11, 2011, includes 26,667 shares of restricted common stock, which shares will vest 25% on each of February 1, 2012, 2013, 2014 and 2015.  Also includes 20,625 shares issuable to Dr. Sheth under stock options that are exercisable within 60 days of August 16, 2011.

(21)	Consists of (A) 13,133,889 shares of common stock, and (B) 442,566 shares of common stock issuable upon the exercise of stock options within 60 days of August 16, 2011.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Fourth Amended and Restated Certificate of Incorporation (our Certificate of Incorporation) divides our Board of Directors into three classes, Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms.  There are currently three Class I Directors whose terms expire at the 2011 Annual Meeting, two Class II Directors whose terms expire at the 2012 Annual Meeting, and one Class III Director whose term expires at the 2013 Annual Meeting (in all cases, subject to the election and qualification of their successors and to their earlier death, resignation, or removal).

Upon the unanimous recommendation of our Governance and Nominating Committee of our Board, the Board nominated Carl-Johan Dalsgaard, MD, Richard Kuntz, MD and Diane K. Jorkasky, MD to stand for election as the Class I Directors at our Annual Meeting.

The persons named in the enclosed proxy will vote to elect as Class I Directors Drs. Dalsgaard, Kuntz and Jorkasky, unless you indicate on your proxy that your shares should be withheld from one or more of the nominees. Drs. Dalsgaard, Kuntz and Jorkasky are each current members of our Board of Directors.

If they are elected, Drs. Dalsgaard, Kuntz and Jorkasky will each hold office until our annual meeting of stockholders in 2014 and until his or her successor is duly elected and qualified. Each of the nominees has indicated his or her willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

There are no family relationships between or among any of our officers or directors.  Below are the names, ages and certain other information for each member of the Board of Directors, including the nominees for election as Class I Directors. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of August 16, 2011 appears in the preceding section titled “Security Ownership of Certain Beneficial Owners and Management.”

 Nominees for Class I Directors for Election at the 2011 Annual Meeting for a Term Expiring at the 2014 Annual Meeting

Carl-Johan Dalsgaard, MD, PhD, 55, has served as a director of our company since August 2004. Dr. Dalsgaard has also been a member of HealthCap IV GP SA, L.L.C. (HCSA) and HealthCap IV GP AB, L.L.C. (HCAB and, collectively with HCSA, HealthCap), a venture capital fund that invests globally in pharmaceutical, biotechnology and medical technology companies from June 2000 to the present and serves as Chief Executive Officer of certain companies in which HealthCap has invested. He received an MD from the Karolinska Institute in Sweden, and a PhD in neurobiology and post-doctoral experience from Harvard Medical School. Dr. Dalsgaard has fulfilled specialist training for a board certificate in plastic and reconstructive surgery at Karolinska Hospital. Dr. Dalsgaard brings to the board significant experience as an executive of a financial services company that focuses on our industry.

Richard E. Kuntz, MD, M.Sc., 54, has served as a director of our company since October 2010.  Dr. Kuntz has served as the Senior Vice President and Chief Scientific, Clinical and Regulatory Officer of Medtronic, Inc. since August 2009, prior to which time he served as the Senior Vice President and President, Neuromodulation from October 2005 to August 2009.  In his current role, role Dr. Kuntz oversees Medtronic’s global regulatory affairs, health policy and reimbursement, clinical research activities, ventures and new therapies, strategy and innovation, corporate development, and acquisitions, integrations and divestitures functions. Dr. Kuntz brings a broad background and expertise in many different areas of healthcare. Prior to Medtronic, he was the Founder and Chief Scientific Officer of the Harvard Clinical Research Institute (HCRI), a university-based contract research organization which coordinates National Institutes of Health (NIH) and industry clinical trials with the United States Food and Drug Administration (FDA). Dr. Kuntz has directed over 100 multicenter clinical trials and has authored more than 200 original publications.  Dr. Kuntz also served as Associate Professor of Medicine at Harvard Medical School, Chief of the Division of Clinical Biometrics, and an interventional cardiologist in the division of cardiovascular diseases at the Brigham and Women’s Hospital in Boston, MA. Dr. Kuntz graduated from Miami University and received his medical degree from Case Western Reserve University School of Medicine. He completed his residency in internal medicine at the University of Texas Southwestern Medical School, and then completed fellowships in cardiovascular diseases and interventional cardiology at the Beth Israel Hospital and Harvard Medical School, Boston. Dr. Kuntz received his master’s of science in biostatistics from the Harvard School of Public Health.  Dr. Kuntz brings to the board substantial experience in our industry having served in an executive capacity with a large multinational medical device company.

Diane K. Jorkasky, MD, 59, has served as a director of our Company since August 10, 2011.  Since August 8, 2011, Dr. Jorkasky has served as the enterprise-wide Chief Medical Officer of Endo Pharmaceuticals, Inc., or Endo, and a member of Endo’s senior R&D management team.  Her responsibilities include chairing Endo's Safety Review Board, managing external partnerships and strategy development in the medical area, and ensuring the safety and ethical conduct of Endo’s clinical trials.  Prior to joining Endo, Dr. Jorkasky served as an independent consultant from January 2011 to August 2011, and was the Senior Vice President, Chief Development and Medical Officer at Aileron Therapeutics, Inc. from September 2009 to January 2011.  Dr. Jorkasky also held a variety of vice president level positions from October 2000 to January 2009 with Pfizer, Inc. where she led global clinical research science and operational groups, most recently as Vice President, Worldwide Clinical Research Operations.  Dr. Jorkasky brings to the board substantial experience in our industry having served in a variety of capacities in both large pharmaceutical companies and smaller biotechnology companies.

Class II Directors Continuing in Office—Terms Expire at the 2012 Annual Meeting

David I. Scheer, 58, is one of our co-founders and has served as a director and as Chairman of our Board of Directors since July 2003.  Since 1981, Mr. Scheer has served as President of Scheer & Company, Inc., a company that provides venture capital, corporate strategy, and transactional advisory services focused on the life sciences.  Mr. Scheer was involved in the founding and had been a member of the Boards of Directors of ViroPharma, Inc., OraPharma, Inc. (acquired by Johnson and Johnson in 2003), and Esperion Therapeutics, Inc. (acquired by Pfizer in 2004).  He currently serves as the chairman of the Board of Directors of Achillion Pharmaceuticals, Inc. and Aegerion Pharmaceuticals, Inc., both publicly traded biotechnology companies.  From 1991 through 1999, he was affiliated with the health care investing team at Oak Investment Partners.  Mr. Scheer has also led or played a significant role in a series of transactions involving corporate alliances, licensing arrangements, divestments, acquisitions and mergers in the life sciences.  He has served as a member of the Leadership Council of the Harvard School of Public Health, and as a member of the Advisory Committee to the Harvard Malaria Initiative.  He has helped to launch, and currently serves as Chair of “The Unfinished Agenda in Infectious Diseases,” an initiative at the Harvard School of Public Health focusing on neglected diseases.  He has also been a member of the Board of Trustees, and most recently Vice-Chair for the Long Wharf Theatre, in New Haven, CT.  In 2007, he was awarded the Atlas Award for Venture Capital from the Connecticut Union for Research Excellence (CURE, of which he also serves as a member of the Board), and in 2009, he received the Venture Capital Leadership Award form the Connecticut Venture Group.  He received his A.B. cum laude from Harvard College, and an M.S. from Yale University.  Because of his strong background of service on the boards of numerous life sciences industry companies and his involvement in capital raising and strategic transactions in our industry, we believe that Mr. Scheer provides a unique perspective and useful insight to our board as we review our growth strategy and strategic initiatives.

Gary J. Kurtzman, MD, 56, has served as a director of our company since October 2008. Since January 2011, he has served as a Senior Vice President and Managing Director in the Life Sciences Group at Safeguard Scientifics, Inc., prior to which time he served as a Vice President and Managing Director in the same group from June 2006 to January 2011.  Safeguard Scientifics, Inc. is a provider of growth capital for entrepreneurial and innovative life sciences and technology companies that is publicly traded on the New York Stock Exchange.  Dr. Kurtzman is responsible for identifying and partnering with companies focused on molecular diagnostics, medical devices, regenerative medicine and specialty pharmaceuticals services. As part of Safeguard’s Life Sciences Group, Dr. Kurtzman brings more than 19 years of experience in operations and investments. From July 2002 to June 2006, Dr. Kurtzman served as Managing Director and Chief Operating Officer of BioAdvance, a state initiative committed to funding early stage life science companies. Prior to July 2002, Dr. Kurtzman held various positions at Pluvita Corporation, Genovo, Inc., Avigen, Inc., and Gilead Sciences, Inc. Dr. Kurtzman currently serves on the Board of Directors for Safeguard Scientifics’ partner companies: Advanced BioHealing, Alverix, Garnet Biotherapeutics, Good Start Genetics, Pixel Optics and NuPathe, Inc., a publicly traded company. Dr. Kurtzman is currently a lecturer in Health Care Management at The Wharton School of the University of Pennsylvania where he teaches bioentrepreneurship.  Dr. Kurtzman received a BS from Stanford University and an MD from Washington University and completed post-doctoral training at the National Heart, Lung and Blood Institute and Stanford University. He is a board-certified internist with a hematology sub-specialty. We believe Dr. Kurtzman’s strong background of service on the boards of numerous biomedical companies and his position as a managing director in an organization that provides capital to biomedical companies, including companies developing and selling regenerative medicine products, make him a valuable member of our Board of Directors who assists in the development of our growth strategy and business plans.

Class III Directors Continuing in Office—Terms Expire at the 2013 Annual Meeting

Lorin J. Randall, 68, has served as a director of our company since February 2008. Mr. Randall, has been an independent financial consultant since May 2006. Previously, Mr. Randall was Senior Vice President and Chief Financial Officer of Eximias Pharmaceutical Corporation, a development-stage drug development company, from December 2004 to May 2006. From 2002 to 2004, Mr. Randall served as the Senior Vice President and Chief Financial Officer of i-STAT Corporation, a publicly-traded manufacturer of medical diagnostic devices that was acquired by Abbott Laboratories in 2004. He currently serves on the boards of directors of Nanosphere, Inc., Athersys, Inc. and Acorda Therapeutics, Inc. Mr. Randall served on the Board of Directors of Opexa Therapeutics, Inc., a publicly-traded cellular therapy company, from 2007 to 2009. Mr. Randall received a BS in accounting from The Pennsylvania State University and an MBA from Northeastern University. Because of his strong background in the life sciences industry and his prior experience as Chief Financial Officer of i-STAT Corporation and four other public and privately-held companies, we believe that Mr. Randall is able to provide valuable input into our strategic and financial affairs, as well as other matters. In addition, Mr. Randall’s public CFO assignments at CFM Technologies, Inc. and Greenwich Pharmaceuticals Corporation benefit our board.

Required Vote

The nominees will be elected by a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting and entitled to vote.  This means that the nominees with the most votes for election will be elected.

 Board Recommendation

The Board of Directors believes that the election of Drs. Dalsgaard, Kuntz and Jorkasky to serve as Class I directors is in the best interests of Tengion and our stockholders and, therefore, recommends that you vote FOR the election of each nominee.

PROPOSAL 2— APPROVAL OF THE REMOVAL OF THE EXERCISE RESTRICTION ASSOCIATED WITH CERTAIN WARRANTS HELD BY AFFILIATES OF HEALTHCAP VENTURE CAPITAL

We are requesting in this Proposal 2 that the stockholders approve the removal of the exercise restriction associated with certain warrants held by affiliates of HealthCap Venture Capital (HealthCap).

As we announced in a press release dated February 16, 2011, we had been engaged in negotiations with a publicly traded company relating to the acquisition of our Company through a stock-for-stock merger. As a result of increases in the trading price and volume of our common stock, our potential acquirer terminated merger negotiations.  In that same press release, we stated that we believed we had sufficient cash to fund our operations into April 2011. If we did not secure either a sale transaction or alternative financing through partnership or equity investment, we likely would have needed to take steps to wind down our operations so as to preserve the value of our assets for the benefit of our creditors and stockholders.

Following this announcement, on March 4, 2011, we closed a private placement of shares of our common stock and warrants to acquire shares of our common stock.  We received gross proceeds of $31.4 million in exchange for the issuance to investors of 11,079,250 shares of our common stock and warrants to purchase 10,460,875 shares of our common stock. The warrants are exercisable for a period of five years from the date of their issuance at an exercise price of $2.88 per share.  As a result of this private placement, we believe we can fund our operations through May 2012.

In this private placement, HealthCap, through its affiliates HealthCap IV L.P., HealthCap IV Bis L.P., HealthCap IV KB, and OFCO Club acquired an aggregate of 2,473,500 shares of our common stock and warrants to acquire additional 2,473,500 shares of our common stock for a total investment of $7.0 million.  HealthCap is a venture capital fund that invests globally in pharmaceutical, biotechnology, and medical technology companies.  We believe HealthCap’s willingness to participate in our private placement at this level was a driving factor in the consummation of the private placement.  Immediately prior to the private placement, HeathCap owned 1,778,493 shares of our common stock, representing 14.4% of our then outstanding common stock.  If HealthCap and its affiliates were able to exercise their warrants in full, they could acquire up to 25.9% of our common stock.

Because our common stock is traded on the NASDAQ Global Market, we are subject to the NASDAQ Marketplace Rules.  NASDAQ Marketplace Rule 5635(b) requires stockholder approval in connection with any “change in control” of a listed company.  Pursuant to its published rules and interpretations, NASDAQ generally will consider an issuance to result in a “change of control” if, subject to limited exceptions, an investor or group of investors acquires, or obtains the right to acquire, 20% or more of the common stock or the voting power of the listed company on a post-transaction basis.

Due to NASDAQ Marketplace Rule 5635(b), we included certain restrictions on the exercise of the warrants acquired in the private placement by HealthCap’s affiliates.  These restrictions prohibit the exercise of the warrants unless and until we have obtained the requisite stockholder approval (i) if and to the extent we have received written notice from NASDAQ that such exercise would result in a change of control within the meaning of NASDAQ Rule 5635(b) or (ii) if and to the extent it would result in the issuance to HealthCap or its affiliates of more than 19.99% of our common stock.

If you approve this Proposal 2, HealthCap and its affiliates could exercise their warrants in full would have the right to acquire up to 25.9% of our common stock.  HealthCap has been an investor in Tengion since our founding in 2003 and has participated in each equity raise since that date, having made significant investments in our company.

Dr. Carl-Johan Dalsgaard, a member of our Board of Directors, has been a member of HealthCap since June 2000.  Dr. Dalsgaard may be deemed to have indirect beneficial ownership of the shares held by HealthCap.  Dr. Dalsgaard disclaims beneficial ownership of shares held by HealthCap except to the extent of any pecuniary interest therein.

Terms of the Private Placement

On March 1, 2011, we entered into a securities purchase agreement with certain investors, including HealthCap, pursuant to which we agreed to sell (a) 11,079,250 shares of common stock and (b)  warrants  to purchase 10,460,875 shares of common stock.  The purchase price per share of common stock and warrant was $2.83.  The transaction closed on March 4, 2011 and we received approximately $29.0 million in net proceeds.

The warrants are exercisable for a period of five years from the date of their issuance at a per share exercise price of $2.88, subject to certain adjustments as specified in the warrants.

We also entered into a Registration Rights Agreement with the investors. The Registration Rights Agreement provides that we will file a “resale” registration statement (the “Initial Registration Statement”) covering all of the shares of common stock and the shares of common stock issuable upon the exercise of the warrants, up to the maximum number of shares able to be registered pursuant to applicable SEC regulations, within 45 days of the closing of the offering. We filed this Registration Statement on April 18, 2011, which registration statement was declared effective by the SEC on May 16, 2011. Under the terms of the Registration Rights Agreement, we are obligated to maintain the effectiveness of the registration statement(s) until all securities therein are sold or otherwise can be sold pursuant to Rule 144 without any restrictions. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties for our failure to satisfy specified filing and effectiveness time periods.

THIS SUMMARY OF THE TERMS OF THE PRIVATE PLACEMENT IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE PRIVATE PLACEMENT; HOWEVER, IT IS NOT INTENDED AS A SUBSTITUTE FOR REVIEWING THE SECURITIES PURCHASE AGREEMENT, THE FORM OF WARRANT AND THE FORM OF REGISTRATION RIGHTS AGREEMENT IN THEIR ENTIRETY, WHICH WE HAVE PREVIOUSLY FIELD WITH THE SEC. YOU SHOULD READ THIS SUMMARY TOGETHER WITH THESE DOCUMENTS.

Required Vote

The affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is needed to approve this Proposal 2.

 Board Recommendation

Our board of directors recommends that stockholders vote “FOR” the removal of the exercise restriction associated with certain warrants held by affiliates of HealthCap.

PROPOSAL 3—RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  Ernst & Young LLP has served as our independent registered public accounting firm since fiscal 2009.  Although stockholder approval of the selection of Ernst & Young is not required, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.  If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of Ernst & Young, but will not be required to take any action.  Further, even if the appointment of Ernst & Young LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year should it determine such a change would be in the best interest of the Company and the stockholders.

Required Vote

The affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is needed to approve this Proposal 3.

Board Recommendation

Our Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock.  Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during fiscal 2010 our officers, directors, and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements. Due to an administrative oversight, one holder of more than 10% of our common stock, Medtronic, Inc., failed to file a Form 3 in connection with Medtronic’s purchase of securities in our private placement transaction in March 2011.

Stockholder Proposals for the 2012 Annual Meeting

Under our bylaws, stockholders who wish to present proposals for action, or to nominate directors (including proposals to be included in our proxy statement and form of proxy card pursuant to Rule 14a-8 under the Exchange Act), at our 2012 annual meeting of stockholders (that is, the next annual meeting following the Annual Meeting to which this Proxy Statement relates) must give written notice thereof to the Secretary of Tengion at the address set forth on the cover page of this Proxy Statement in accordance with the then current provisions of our bylaws. The bylaws currently require that such notice be given not more than 120 days nor less than 90 days prior to the first anniversary of the mailing of the proxy materials related to this year’s Annual Meeting (i.e., no earlier than May 11, 2012 and no later than June 10, 2012).  If, however, we advance or delay the date of the next annual meeting by more than 30 days, notice by the stockholder must be given not later than the later of (i) 90 days in advance of such annual meeting or, (ii) the tenth day following our first public announcement of the date of such meeting. Stockholder notices must contain the information required by Section 2.1 of our bylaws.

CORPORATE GOVERNANCE

 General

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct described below are available on our website at www.tengion.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, Tengion, Inc., 2900 Potshop Lane, Suite 100, East Norriton, PA 19403. Our Board of Directors believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders.

 Corporate Governance Guidelines

Our Board of Directors adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of Tengion and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the directors is to oversee management of the company;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to senior executives and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

 Board Determination of Independence

Rule 5605 of the NASDAQ Marketplace Rules requires a majority of a listed company’s Board of Directors to be comprised of independent directors within one year of listing. In addition, NASDAQ Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

In August 2011, our Board of Directors undertook a review of the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors determined that none of David I. Scheer, Carl-Johan Dalsgaard, MD, Diane K. Jorkasky, MD, Gary J. Kurtzman, MD, Richard Kuntz, MD, or Lorin J. Randall, representing all of our directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.  In making such determination, the Board of Directors considered the relationships that each such non-employee director has with our company and other facts and circumstances the Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

There are no family relationships among any of our directors or executive officers.

 Board Meetings and Attendance

Our Board of Directors currently consists of 6 directors.  Our Board of Directors held 16 meetings, either in person or by teleconference, during the year ended December 31, 2010. During 2010, each of our current directors attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he/she then served.  Our independent directors have the opportunity to meet separately in executive session following each regularly scheduled Board meeting.  Directors are expected to attend the Annual Meeting.

 Board Committees

Our Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (Exchange Act), a Compensation Committee, and a Governance and Nominating Committee, each of which is comprised entirely of independent directors.  Our Board of Directors has adopted charters for the Audit Committee, Compensation Committee, and Governance and Nominating Committee, current copies of which are available on our website at www.tengion.com.  A summary description of the committees of our Board of Directors follows.

Audit Committee

Our Audit Committee held 5 meetings in 2010.  The current members of our audit committee are Lorin J. Randall, who is the chair of the committee, Gary J. Kurtzman, MD and David I. Scheer. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NASDAQ Global Market. Our board has determined that Mr. Randall is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ Global Market. Messrs. Randall and Scheer and Dr. Kurtzman are independent directors as defined under the applicable rules and regulations of the SEC and NASDAQ Global Market.

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•	evaluates the independent auditors’ qualifications, independence and performance;

•	determines the engagement of the independent auditors;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent auditors on our engagement team as required by law;

•	reviews our critical accounting policies and estimates;

•	oversees our internal audit function; and

•	annually reviews the audit committee charter and the audit committee’s performance.

Compensation Committee

Our Compensation Committee held 8 meetings in 2010. The current members of our compensation committee are Gary J. Kurtzman, MD, who is the chair of the committee, Lorin J. Randall and Richard Kuntz, MD. Each of the members of our compensation committee is independent under the applicable rules and regulations of the SEC, NASDAQ Global Market and the Internal Revenue Service.

Our Compensation Committee oversees our compensation policies and practices with regard to our officers. Among other matters, the Compensation Committee:

•	reviews and recommends policies relating to compensation and benefits of our officers and employees;

•	reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

•
evaluates the performance of these officers in light of those goals and objectives and recommends the compensation of the chief executive officer to the Board of Directors and sets the compensation of the other officers based on such evaluations;

•	administers the issuance of stock options and other awards under our stock plans; and

•	reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter.

Nominating and Corporate Governance Committee

The Governance and Nominating Committee held 5 meetings in 2010.  The members of our Governance and Nominating Committee are Carl-Johan Dalsgaard, MD, PhD and David I. Scheer.  Brenda D. Gavin, previously served on this committee as its chair until her resignation from the Board of Directors on August 10, 2011.  The Governance and Nominating Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our board. In addition, the Governance and Nominating Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our board concerning governance matters.

 Director Nomination Process

The process followed by our Governance and Nominating Committee to identify and evaluate candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates.  In considering whether to recommend any candidate for inclusion in our Board of Directors’ slate of recommended director nominees, including candidates recommended by stockholders, the Governance and Nominating Committee considers many factors.  Our Governance and Nominating Committee does not have a formal diversity policy; however, its goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to our Board of Directors’ deliberations by reflecting a range of perspectives, thereby increasing its overall effectiveness.  In identifying and recommending nominees for positions on our Board of Directors, our Governance and Nominating Committee places primary emphasis on the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, age, conflicts of interest, and the ability to act in the interests of all stockholders.  The Governance and Nominating Committee seeks to ensure that the  Board of Directors has an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the Board of Directors as a whole, when making decisions on director nominations.  The Governance and Nominating Committee does not assign specific weights to particular factors and no particular factor is a prerequisite for each nominee.  We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.  In the case of an incumbent director whose term of office is set to expire, the Governance and Nominating Committee reviews such director’s overall service to the Company during the director’s term.  In the case of a new director candidate, the Governance and Nominating Committee reviews whether the nominee is “independent,” based on the NASDAQ Marketplace Rules and applicable SEC rules and regulations, if necessary.

Stockholders may recommend individuals to the Governance and Nominating Committee for consideration as potential director candidates by timely submitting their name, along with the additional information and materials required by our Bylaws, to our Governance and Nominating Committee at Tengion, Inc., 2900 Potshop Lane, Suite 100, East Norriton, PA 19403, Attention: Secretary.  Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Governance and Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria discussed above.

 Board Leadership Structure and Board’s Role in Risk Oversight

The positions of chairman of the board and chief executive officer have been separated since our inception in July 2003 when David I. Scheer, a non-employee independent director and one of our co-founders, was elected as our chairman, and Steven Nichtberger, MD, another of our co-founders, was elected as our president and chief executive officer.  Dr. Nichtberger resigned as our CEO and from our Board of Directors on June 30, 2011.  Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. This leadership structure also is preferred by a significant number of our stockholders. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure.

While our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our Board of Directors believes that having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to product candidate development, technological uncertainty, dependence on collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, having no commercial manufacturing experience, marketing or sales capability or experience, and dependence on key personnel. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board of Directors has retained responsibility for general oversight of risks. Our Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company as our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.

 Communications with the Independent Directors

We have established a process for stockholders to send communications to the members of our Board of Directors.  Stockholders may send such communications by mail addressed to our full Board of Directors, a specific member or members of the board, or to a particular committee of the board, at 2900 Potshop Lane, Suite 100, East Norriton, Pennsylvania, 19403, Attention: Secretary.  All such communications will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors.  Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.  In the case of communications to our Board of Directors or any individual director or group or committee of directors, our Secretary will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

 Code of Ethics

We have adopted a code of business conduct and ethics, referred to as our Ethics and Integrity Standard, that applies to all of our employees, officers and directors, including those officers responsible for financial reporting.  The code of business conduct and ethics is available on our website at www.tengion.com.  Any amendments to the code, or waivers of its requirements, will be disclosed on our website.

 Report of the Audit Committee

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1934, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2010 and discussed them with the Company’s management and the Company’s independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the Public Company Accounting Oversight Board, and has discussed with the Company’s independent registered public accounting firm matters relating to its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

We have selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The selection was based on a number of factors, including Ernst & Young LLP’s competence in the fields of accounting and auditing.

By the Audit Committee of the Board of Directors of Tengion, Inc.

Lorin J. Randall, Committee Chair
Gary J. Kurtzman
David I. Scheer

Information About Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	Fiscal 2010	Fiscal 2009
Audit Fees	$472,500	$200,000
Audit-Related Fees	5,000	—
Tax Fees	20,000	39,000
All Other Fees	—	—
Total Fees	$497,500	$239,000

Audit Fees include fees for services associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q.  Audit fees for 2010 also include $257,000 of fees for professional services rendered in connection with our initial public offering of common stock.   Audit-related fees principally included accounting consultation services. Tax fees included tax compliance, tax advice, and tax planning services.

 Dismissal of Auditors

On September 17, 2009, we dismissed KPMG LLP (KPMG) as our principal accountants.  This decision was approved by our board of directors.

The audit reports of KPMG on the financial statements of the Company as of December 31, 2007 and 2008 and for each of the years in the three-year period ended December 31, 2008 and for the period from July 10, 2003 (inception) through December 31, 2008, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits for the years ended December 31, 2007 and 2008, and through September 17, 2009, there were (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement(s) in connection with KPMG’s report, or (2) no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

We requested KPMG to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by us and, if not, stating the respects in which it does not agree.  A copy of this letter, dated as of December 23, 2009, which states that it agrees with these statements, was filed as exhibit 16.1 to our Registration Statement on Form S-1 (Registration No. 333-164011) filed with the SEC.

 Engagement of New Auditors

On September 17, 2009, our board of directors approved the engagement of Ernst & Young LLP as our independent auditors.  Ernst & Young LLP has reported on the financial statements as of and for the years ended December 31, 2010 and 2009 included in this annual report on Form 10-K.  Prior to the year ended December 31, 2009, we did not consult Ernst & Young LLP on any accounting or financial matters.

The Audit Committee has considered whether provision of the services described above is compatible with maintaining the independent registered public accounting firm’s independence and has determined that such services have not affected Ernst & Young’s independence.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services and related fees that are to be performed by our independent registered public accounting firm.  These policies generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.  The Audit Committee may delegate to one or more members of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm.  Any approval of services by the member(s) of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

 Certain Relationships and Related Transactions

Item 404(a) of Regulation S-K requires us to disclose in our proxy statement any transaction since January 1, 2010, involving more than $120,000 in which we are a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, holder of 5% or more of our common stock, or an immediate family member of any of those persons.

Policies and Procedures Regarding Review, Approval, or Ratification of Related Person Transactions

In accordance with its charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related person transactions.  In carrying out its responsibilities, the Audit Committee reviews and considers information regarding the related person transaction as it deems appropriate under the circumstances, which may include information such as the related person’s interest in the transaction, the approximate dollar value involved in the transaction, whether the transaction was undertaken in the ordinary course of business, whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party and the purpose of, and the potential benefits to us of, the transaction.  The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is not inconsistent with our best interests.

March 2011 Equity Financing

In March 2011, we closed a private placement transaction pursuant to which we sold securities consisting of 11,079,250 shares of common stock and warrants to purchase 10,460,875 shares of common stock.  The purchase price per security was $2.83.  Upon the closing of the private placement, Medtronic, Inc. became a beneficial owner of more than 5% of our voting securities.  In connection with the private placement, we entered into a Right of First Refusal and Right of First Negotiation Agreement with Medtronic, Inc. pursuant to which we granted Medtronic a right of first refusal to the license, sale, assignment, transfer or other disposition by us of any material portion of intellectual property (including patents and trade secrets) or other assets related to our Neo-Kidney Augment program (an NKA transaction) until October 31, 2013.  Additionally, from November 1, 2013 through July 1, 2014, Medtronic will have a right of first negotiation with respect to an NKA transaction, with an option to convert that right of first negotiation to a right of first refusal. Dr. Kuntz, who is a member of our Board of Directors, is an executive officer of Medtronic, Inc.  Additionally, funds affiliated with HealthCap Venture Capital, which prior to the offering beneficially owned 14.4% of our voting securities, became the beneficial owner of up to 19.99% of our voting securities which, upon stockholder approval, may be increased to 25.9%.  Dr. Dalsgaard, who is a member of our Board of Directors is affiliated with HealthCap Venture Capital.  Neither Dr. Kuntz nor Dr. Dalsgaard participated in any discussions or negotiations related to the private placement and Dr. Kuntz did not participate in any discussions or negotiations related to the Right of First Refusal and Right of First Negotiation Agreement.

The following table summarizes the participation in the private placement by any of our current directors, executive officers, 5% stockholders or any member of the immediate family of any of the foregoing persons:

Name	Aggregate Consideration Paid	Shares of common stock Issued	Shares of common stock Underlying Outstanding Warrants

HealthCap Venture Capital	$7,000,005	2,473,500	2,473,500
Medtronic, Inc.	$7,000,005	2,473,500	1,855,125
Deerfield Management Co.	$2,999,998	1,060,070	1,060,070
RA Capital Healthcare Fund LP	$2,999,998	1,060,070	1,060,070
Great Point Partners, LLC	$2,830,000	1,000,000	1,000,000
Empery Asset Management, LP	$2,500,008	883,395	883,395

Agreements with Stockholders

We previously entered into an investor rights agreement with holders of registrable securities (as such term is defined in our investor rights agreement).  The investor rights agreement provides, among other things, that such holders have the right to (a) demand that we file a registration statement, subject to certain limitations, and (b) request that their shares be covered by a registration statement that we are otherwise filing.

In connection with our March 2011 private placement of our common stock and warrants to purchase common stock to investors, we entered into a securities purchase agreement and a registration rights agreement on March 4, 2011 with such investors.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and certain of our key employees. As permitted by the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation that limit or eliminate the personal liability of our directors to us for monetary damages for a breach of their fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

Pursuant to our amended and restated certificate of incorporation and amended and restated bylaws, we are obligated, to the maximum extent permitted by Delaware law, to indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. A “director” or “officer” includes any person who is or was a director or officer of us or as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at our request, but does not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Company with respect to such person’s activities prior to said transaction unless specifically authorized by our Board of Directors or our stockholders. Pursuant to our amended and restated bylaws, we also the power to indemnify our employees to the extent permitted under Delaware law. Our amended and restated bylaws provide that we shall advance expenses to directors in connection with any proceeding in which such director is involved because of his or her status as a director and we may, at the discretion of our Board of Directors, advance expenses to officers and employees in connection with any proceeding in which such officer or employee is involved because of his or her status as such. Our amended and restated bylaws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us or, at our request, served in such a capacity for another enterprise.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

 Executive Officers

The following table sets forth certain information about our executive officers.

Name	Age	Position(s)

Steven Nichtberger, MD (1)	50	Former President and Chief Executive Officer, Former Director
Timothy Bertram, DVM, PhD	55	Chief Scientific Officer and Executive Vice President, Science and Technology
A. Brian Davis	44	Chief Financial Officer and Vice President, Finance
Sunita Sheth, MD	51	Chief Medical Officer and Vice President, Clinical and Regulatory Affairs
Mark Stejbach	48	Chief Commercial Officer and Vice President
_____________________________
(1) Dr. Nichtberger resigned as our President and CEO and from our Board of Directors on June 30, 2011.

Steven Nichtberger, MD, was one of our co-founders and served as our President and Chief Executive Officer from May 2004 until June 2011.  He also served as one of our directors from May 2004 to June 2011. Prior to joining us, Dr. Nichtberger was at Merck & Co., Inc., or Merck, a large multi-national pharmaceutical company, from 1995 to 2004, holding a number of senior management positions including serving in the leadership of the global marketing organization with responsibility for developing marketing strategy for all Merck brands globally, leading marketing interactions with the research and manufacturing divisions, operational leadership and responsibility for profits and losses with regard to a U.S. product portfolio and leadership of the new product planning function. He was also involved in several corporate licensing, divestiture and product acquisition deals. Previously, Dr. Nichtberger founded and developed a privately-held company that licenses intellectual property in the field of internet-based paperless couponing. He is a board certified internist and cardiologist trained at Mount Sinai Medical Center. Dr. Nichtberger currently serves as a member of the Board of Directors of the Biotechnology Industry Organization, or BIO, as a member of the board of overseers of the University of Pennsylvania School of Arts and Sciences, as the vice-chairman of the Board of Directors of Pennsylvania Bio, as a member of the Board of Directors of BioAdvance, as a member of the external advisory board of the Center for Bioethics at the University of Pennsylvania and as a member of the Board of Directors of the Alliance for Regenerative Medicine. He received a BA in Biology from the University of Pennsylvania, a BS in Economics from the Wharton School and an MD from the School of Medicine and Biosciences, SUNY at Buffalo.

Timothy Bertram, DVM, PhD, has served as our Chief Scientific Officer and Executive Vice President, Science and Technology since October 2010 and previously served as our Senior Vice President, Science and Technology from August 2004 to October 2010.  Dr. Bertram is responsible for leading our research and development efforts. Prior to joining us, Dr. Bertram served as a senior scientific executive at Pfizer, a large multi-national pharmaceutical company, from 1999 to 2004, and held a similar position at SmithKline Beecham Pharmaceuticals, a large multi-national pharmaceutical and healthcare company, from 1996 to 1999, and Procter & Gamble Co., a large multi-national company that manufactures consumer goods, from 1989 to 1996. He was a faculty member at the University of Illinois from 1984 to 1987 and was a visiting scientist to the National Institutes of Health from 1987 to 1989. Dr. Bertram received a DVM and PhD from Iowa State University and completed post-doctoral studies in cell signaling pathways.

A. Brian Davis has served as our Chief Financial Officer and Vice President, Finance since August 2010. From April 2009 to July 2010, Mr. Davis served in a consulting capacity as Chief Financial Officer of Neose Technologies, Inc.  From 1994 to April 2009, Mr. Davis was employed by Neose Technologies, Inc., a biopharmaceutical company focused on the development of next-generation therapeutic proteins, where he served most recently as Senior Vice President and Chief Financial Officer. From 1991 to 1994, Mr. Davis was employed by MICRO HealthSystems, Inc., a provider of healthcare information systems, where he served most recently as Corporate Controller. Mr. Davis is licensed as a Certified Public Accountant, received his B.S. in accounting from Trenton State College and his MBA from the Wharton School of the University of Pennsylvania.

Sunita Sheth, MD, has served as our Chief Medical Officer, Vice President of Clinical and Regulatory Affairs since July 2010. Prior to such time, she served as a Vice President, Specialty Care Business Unit, Transitional Lead Multi-Therapeutic Areas at Pfizer, Inc. from January 2010 to June 2010 and as a Vice President at Wyeth (acquired by Pfizer) heading up the Cardiovascular, Metabolism and Infectious Diseases Therapeutic Area from January 2006 to January 2010.  She also worked at AstraZeneca PLC and GlaxoSmithKline PLC in the development of antithrombotics and other agents in neuroscience and cardiovascular medicine. Prior to joining the pharmaceutical industry she held a tenure track appointment at Temple University Medical School where she did research in the area of phosphodiesterases. Dr. Sheth is a hematologist/oncologist and maintains certification in hematology participating in the outpatient hematology clinic at Temple University Hospital where she holds an adjunct Professor of Medicine appointment.

Mark Stejbach has served as our Chief Commercial Officer and Vice President since June 2009 and prior to such time he served as our Vice President, Marketing and Commercial Planning from August 2008 to June 2009. His current responsibilities include business development, marketing, public affairs, human resources and IT. Mr. Stejbach joined us from Merck where he served as Vice President of Managed Care Marketing in Merck’s United States Pharmaceutical Division from 2005 until 2008 and was responsible for marketing across all public and private payor segments, including contracting strategy, program development and economic affairs. From 2004 to 2005, Mr. Stejbach served as a Vice President, Sales Services, at Merck and was responsible for sales information management and development, customer services, e-business strategy and field communications. Mr. Stejbach started his pharmaceutical career at Merck in 1987, where he went on to lead marketing campaigns for VASOTEC and PROSCAR. From 1994 to 1997, Mr. Stejbach worked for Biogen, Inc., a biotechnology company, and was responsible for the development and execution of the launch marketing plan for AVONEX, a product for multiple sclerosis. Mr. Stejbach then rejoined Merck in 1997 and over the following 11 years held numerous senior leadership positions including Senior Director roles in market development, specialty sales, marketing, and investor relations. Mr. Stejbach received his MBA from The Wharton School, University of Pennsylvania, and a BS in mathematics from Virginia Tech.

 Compensation Discussion and Analysis

Objectives and Philosophy of Executive Compensation

The primary objective of our executive compensation program, as established by the compensation committee of our Board of Directors, is to attract, retain and motivate individuals who possess knowledge, experience and skill that we believe are important to the advancement of our business of developing and commercializing neo-organs. Our compensation programs also seek to create an environment that fosters and rewards executive officers who efficiently deliver consistent results to advance our business objectives, on time and on budget, while exhibiting the following behaviors: emulate our core values; strive for and achieve excellence in our pursuit of bringing innovative products to patients in need; and maintain the highest ethical standards.

The compensation committee of our Board of Directors oversees our compensation and benefit plans and policies, administers our equity incentive plans, and reviews and approves annually all compensation decisions relating to all executive officers. Specifically, our compensation programs are designed to:

•	attract and retain individuals of superior ability and managerial talent;

•	ensure executive officer compensation is aligned with our corporate strategies, our business objectives and the long-term interests of our stockholders; and

•
increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas and by providing a portion of total compensation opportunities for executive officers in the form of direct ownership in our company.

To achieve these objectives, we seek to provide a competitive compensation package that ties a substantial portion of the executive’s overall compensation to both our corporate objectives, including clinical, regulatory, commercial and operational performance, and the executive’s individual performance. Base salary increases and performance bonuses are primarily tied to these corporate and individual objectives, while equity awards are primarily tied to promoting long-term employee retention.

Corporate Objectives

Corporate objectives for each fiscal year are established during the fourth quarter of the preceding year or the first quarter of the year and are the basis for determining corporate performance for the year. The key strategic corporate, financial and operational goals that are established by our compensation committee include:

•	clinical trial progress;

•	preclinical product candidate development;

•	establishment of quality assurance and manufacturing infrastructure;

•	continued intellectual property development; and

•	implementation of appropriate financing and business development strategies.

Individual Objectives

Individual objectives also are established for each executive officer, other than the chief executive officer, by the chief executive officer at approximately the same time as the corporate objectives are established. Our chief executive officer does not have separate individual performance objectives.  Rather, Dr. Nichtberger’s objectives were generally the same as the corporate objectives, with strong consideration given to how, within the compensation committee’s and board’s opinion, Dr. Nichtberger’s leadership impacted our ability to achieve our objectives. These objectives represent significant milestones to be met by each executive, along with, in certain circumstances, dates for achieving those milestones. Factors are identified and specified that will be used to measure success in reaching the goal or objective. Objectives are established based on the executive’s principal areas of responsibility. For example, our scientific executives  have measurable objectives established for areas such as key research or scientific milestones and our clinical executives will be measured by clinical trial progress. Our compensation committee also retains the discretion to consider an executive’s accomplishments other than enumerated objectives when evaluating an executive’s performance.

Evaluations

Toward the end of each fiscal year, the compensation committee begins its assessment of individual and corporate performance against stated goals for the year. When discussing performance evaluations and setting new compensation levels, the compensation committee considers recommendations from our chief executive officer regarding the compensation for executive officers other than himself.  Our chief executive officer does not participate in determining the amount of his own compensation. With the exception of our chief executive officer, the compensation committee has the final authority regarding the overall compensation structure for the executive officers. In the case of our chief executive officer, the compensation committee evaluates our chief executive officer’s performance, with significant input and recommendations from the chairman of the Board of Directors, and recommends compensation levels to the Board of Directors.

The compensation committee evaluates individual executive performance with the goal of setting target compensation at levels the committee believes are competitive and in a range determined using data from  companies of similar size and stage of development operating in the biotechnology industry, taking into account the executive’s prior experience, our relative performance and our own strategic goals. In order to ensure that we continue to remunerate our executives appropriately and consistently with market information, we participate in, and review data from, certain compensation surveys, and may confer with outside compensation consultants.

Elements of Executive Compensation

Executive compensation consists of the following elements:

Base Salary.  Base salaries for our executive officers are generally established based on the scope of their responsibilities and the amount and type of work experience prior to joining us, taking into account competitive market compensation paid by other companies for similar positions. As with total executive compensation, we believe that our executive officer base salaries should be competitive and in a range based upon salaries for executives in similar positions and with similar responsibilities in comparable biotechnology companies. Base salaries may be adjusted from time to time during the year in connection with promotions that may occur or in order to adjust a named executive officer’s salary in light of market conditions. In January 2010, prior to our initial public offering, we engaged Radford to conduct a competitive assessment of compensation for selected executive positions and key employees with respect to base salary, actual total cash compensation, target total cash compensation, and equity compensation. As part of this analysis, Radford, with input from us and our compensation committee, compiled what we consider to be our peer group for comparative purposes. Prior to our IPO, Radford also compared our executive equity ownership to market data from the Radford Global Life Sciences Pre-IPO Report, the Dow Jones Venture Capital CompensationPro Database and the Radford Global Life Sciences Report, three confidential survey sources. Radford’s assessment of executive compensation showed generally that total cash compensation of our named executive officers was between the 25th and 50th percentile of the market data, and that the equity holdings of our named executive officers was between the 50th and 75th percentile of the market data. The results of Radford’s assessment were presented to the compensation committee in February 2010 and resulted in selected adjustments to certain named executive officer’s base salaries, target bonus levels and equity ownership. Additionally, the data from these analyses may be taken into consideration when making future compensation decisions but will not be used to mandate any specific actions.

Our peer group, which we identified in March 2010, is composed of the U.S. based, publicly-traded companies in the pharmaceutical, biotechnology and life sciences industries listed below.  At the time of selecting this peer group, these companies had little to no revenue, an average market capitalization of $100.7 million, less than 150 employees and product candidates in Phase I and/or Phase II clinical trials:

Achillion Pharmaceuticals, Inc.	Celldex Therapeutics	Keryx
Anadys Pharmaceuticals	Cytokinetics	Molecular Insight Pharmaceuticals
ArQule	CytRx Corp.	Neurocrine Biosciences
Arrowhead Research Corporation	EntreMed	Oncogenex Pharmaceuticals
Athersys, Inc.	Icagen	Peregrine Pharmaceuticals
AVI BioPharma	Insmed	SuperGen
Capstone Therapeutics

In general, base salaries are reviewed annually and adjusted based on market levels and individual performance, generally increasing between zero and seven percent each year. For the 2011 fiscal year, the compensation committee approved the base salary increases for our named executive officers in the range of three to four percent as set forth in the following table:

Annual Base Salary

Named Executive Officer	2010 Actual Base Salary	2011 Approved Base Salary(1)	2011 Percentage Increase

Steven Nichtberger, MD (2)	$403,650	$419,796	4.0%
A. Brian Davis	$285,000	$293,550	3.0%
Timothy Bertram, PhD, DVM	$304,974	$317,173	4.0%
Sunita Sheth, MD	$300,000	$309,000	3.0%
Mark Stejbach	$283,250	$293,164	3.5%
_______________________________
(1)	We set our annual salary increases effective as of February 1 of each year.
(2)	Dr. Nichtberger resigned on June 30, 2011.

Annual Performance Bonus.  The compensation committee has the authority to award annual performance bonuses to our executive officers. Bonuses are determined by two factors: individual performance and company performance.  Annual performance bonuses for executive officers (excluding the Chief Executive Officer), which were paid in March 2011, were established by weighting company performance 75% and individual performance 25%.  The annual performance bonus paid to the Chief Executive Officer in March 2011 was weighted 100% on company performance.  Each of our executive officers is eligible to receive an annual performance bonus based upon a targeted percentage of base salary.  The targeted bonus level for a particular executive is determined by the executive officer’s title, with each level differentiated as follows:

Name and Title	2010 Targeted Bonus % of Base Salary	2011 Targeted Bonus % of Base Salary
Steven Nichtberger, M.D., Former President and CEO	50%	50%

A. Brian Davis, Chief Financial Officer and Vice President, Finance	35%	35%

Tim Bertram, Chief Scientific Officer and Executive Vice President, Science and Technology	35%	35%

Sunita Sheth, Chief Medical Officer and Vice President, Clinical and Regulatory Affairs	35%	35%

Mark Stejbach, Chief Commercial Officer and Vice President	35%	35%

Our executive officers’ annual performance bonus is generally determined based on our achievement of our annual company objectives and the executive officers’ achievement of individual objectives. If the company and/or the executive officer exceeds the objectives established at the beginning of the year, or if the company’s performance or the performance of the executive officer, whether through achievement of pre-established objectives or other significant accomplishments, is extraordinary, then the bonus payable to the executive officer could exceed the targeted percentages of base salary. Generally, if an executive officer’s performance does not meet objectives established for the year and the executive fails to achieve other significant accomplishments, then the bonus payable to the executive officer will not meet the targeted percentages. In addition, if the company objectives are not met, the amount of bonus paid to our executives can be substantially reduced or not paid at all.

The performance objectives are generally objectively determinable and measurable and their outcomes are substantially uncertain at the time established. When we set the 2010 goals, we considered them to be ambitious, but attainable and designed to cause bonus payments to reflect meaningful performance requirements. The compensation committee authorizes bonuses to the executive officers, other than the chief executive officer, in amounts that are commensurate with each executive officer’s target bonus and the result achieved by the end of the year. At the close of the performance period, our chief executive officer assesses the achievement of the objectively determinable targets of the executive officers (other than himself), reports his findings to the compensation committee and submits recommendations for bonus payouts for the approval of the compensation committee. The compensation committee reviews our chief executive officer’s analysis and in its sole discretion may accept or deny, in whole or in part, the recommendations of our chief executive officer.  For our chief executive officer, our compensation committee assesses the achievement of the objectively determinable performance targets and reports its findings and bonus recommendations to our Board of Directors. In its sole discretion, the Board of Directors may accept or deny, in whole or in part, the bonus recommendations of our compensation committee. For 2010, our compensation committee reviewed and accepted Dr. Nichtberger’s bonus recommendations regarding our executive officers and our Board of Directors reviewed and accepted our compensation committee’s bonus recommendations with respect to Dr. Nichtberger.

In 2010, the following company objectives were established:

•	assess interim data of our Neo-Urinary Conduit on initial patients enrolled in our Phase I trial;

•	continued assessment of Neo-Bladder Augment development strategy;

•	complete the initial preclinical study of Neo-GI product candidate; and

•	achieve the foregoing objectives within company approved budget.

In January 2011, the compensation committee approved the funding of the 2010 bonus pool at 90%, due to the fact that the company objective to conduct interim assessments on the initial Neo-Urinary Conduit patients having was not fully met. Our compensation committee determined that the other company objectives were met and also determined that the individual objectives of our executive officers were substantially met.

The compensation committee also determined that our executive officers had achieved certain important objectives that had not previously been identified as part of the 2010 annual objective process.  These other important objectives included successfully completing our initial public offering in April 2010 and securing agreement from the FDA to allow us to expand the number of sites and number of patients in our Neo-Urinary Conduit clinical trial if we so choose.  As a result of the achievement of these objectives, our compensation committee approved the payment of the unallocated ten percent of the 2010 bonus pool to our executive officers and our other employees.

The compensation committee applied a comprehensive assessment of each of our named executive officers’ performance relative to their pre-established individual performance objectives and also took into consideration for each named executive officer, his or her other accomplishments during 2010 including specifically, those identified above.  With regard to Dr. Bertram and Mr. Stejbach, Dr. Nichtberger recommended and the committee agreed that the accomplishments identified above warranted a 125% payout on each of their respective individual performance targets.  We believe that the 2010 bonus payouts for the executive officers accurately reflect and properly reward such executives for the progress and accomplishments, including achievement of the 2010 annual objectives and other the important company objectives enumerated above that had not been identified at the time performance targets were established.

In 2010, the business objectives, potential awards, results and actual payouts, which were paid in March 2011, were as follows in the table below.  With respect to Dr. Nichtberger, the compensation committee recommended and the full Board of Directors, without Dr. Nichtberger’s participation, approved the 2010 annual performance payout set forth in the table below.  With respect to all other executive officers, Dr. Nichtberger recommended, and the compensation committee approved, the 2010 annual performance payouts for each such executive officer set forth in the following table.

Name and Title	Individual Performance Objectives	Target (% of Base Salary)	% of Company Target A chieved	% of Individual Target Achieved	Payout ($)
Steven Nichtberger, MD Former President and Chief Executive Officer	Aside from leading the management team, Dr. Nichtberger’s objectives were identical to the Company objectives.	50%	90%	__	$201,825(1)

A. Brian Davis Chief Financial Officer and Vice President, Finance	Lead equity financing strategies in 2010; explore non-dilutive financing alternatives; managing company’s resources and budget; lead effort to further develop financial controls and disclosure controls and procedures.	35%	90%	90%	$37,406(2)

Timothy Bertram, DVM, PhD Chief Scientific Officer and Executive Vice President, Science and Technology	Support Neo-Urinary Conduit clinical trial; support Neo-Bladder Augment development strategy; complete certain Neo-Kidney Augment initial preclinical studies; evaluate technology platform for Neo-GI Augment; lead scientific publication strategy.	35%	90%	125%	$105,407

Sunita Sheth, MD Chief Medical Officer and Vice President, Clinical and Regulatory Affairs	Implement Neo-Urinary Conduit clinical trial; support regulatory interaction regarding Neo-Urinary Conduit; develop preliminary clinical development plan for Neo-Kidney Augment; develop Neo-Bladder Augment communication plan.	35%	90%	90%	$47,250(3)

Mark Stejbach Chief Commercial Officer and Vice President	Lead business development and seek to partner our development programs; lead commercial evaluation of product opportunities and markets; lead external communications across stakeholders; lead and support human resource processes and infrastructure; manage information technology processes and infrastructure.	35%	90%	125%	$97,898
________________________________

(1)
Dr. Nichtberger annual performance bonus reflects a 90% bonus pool rating and the payment of an additional $20,182.50 at the discretion of the compensation committee for achievement of the additional objectives discussed above, which additional objectives were deemed to have added value to the company but which were outside of the identified 2010 performance objectives.  Dr. Nichtberger resigned on June 30, 2011.

(2)	Mr. Davis’ annual performance bonus was prorated to reflect a partial year of service from his commencement of employment on August 1, 2010.
(3)	Dr. Sheth’s annual performance bonus was prorated to reflect a partial year of service from her commencement of employment on July 6, 2010.

In January 2011, the following company objectives for 2011 were established:

•	achieve initial interim clinical follow-up on five patients in Neo-Urinary Conduit clinical trial;

•	clarify path to clinical trials for Neo-Kidney Augment development program;

•	evaluate alternative regulatory pathways for Neo-Kidney Augment development program; and

•	achieve the foregoing objectives within company approved budget.

In addition to the 2011 company objectives identified above, for which each of our named executive officers is directly responsible, the individual performance objectives for each of our named executive officers are as follows:

Name and Title	Individual Performance Objectives
Steven Nichtberger, MD Former President and Chief Executive Officer	Lead management team; all other individual objectives are identical to the company objectives.
A. Brian Davis Chief Financial Officer and Vice President, Finance
Lead financing strategies in 2011; collaborate with business development to explore non-dilutive financing alternatives; manage company’s resources and budget; lead effort to further develop financial controls and disclosure controls and procedures.

Timothy Bertram, DVM, PhD Chief Scientific Officer and Executive Vice President, Science and Technology
Lead scientific exploration of regenerative technology platform; lead Neo-Urinary Conduit clinical trial product production; lead scientific effort to clarify MOA for Neo-Kidney Augment; lead scientific publication strategy; support clinical trials for Neo-Kidney Augment and exploration of clinical trial pathways for Neo-Kidney Augment.

Sunita Sheth, MD Chief Medical Officer and Vice President, Clinical and Regulatory Affairs
Obtain initial interim assessment on five patients in Neo-Urinary Conduit clinical trial; lead clinical/regulatory aspects of clarifying path to clinical trials for Neo-Kidney Augment and support exploration of clinical trials for Neo-Kidney Augment.

Mark Stejbach Chief Commercial Officer and Vice President
Lead business development and seek to partner our development programs; lead commercial evaluation of product opportunities and markets; lead external communications across stakeholders; lead and support human resource processes and infrastructure; manage information technology processes and infrastructure.

Long-Term Incentive Program.    We believe that long-term performance will be enhanced through stock and equity awards that reward our executives for maximizing stockholder value over time and that align the interests of our employees and management with those of stockholders. The compensation committee believes that the use of equity awards offers the best approach to achieving our compensation goals because equity ownership ties a significant portion of an executive’s compensation to the performance of our stock. We have historically elected to use stock options and, to a more limited degree, restricted stock, as the primary long-term equity incentive vehicle.

We expect to continue to use stock options as one component of a long-term incentive vehicle because we believe that:

•	Stock options and the vesting period of stock options attract and retain executives.

•
Stock options are inherently performance based. Because all the value received by the recipient of a stock option is based on the growth of the stock price, stock options enhance the executives’ incentive to increase our stock price and maximize stockholder value.

•
Stock options help to provide a balance to the overall executive compensation program as base salary and our annual performance bonus program focus on short-term compensation, while stock options reward executives for increases in stockholder value over the longer term.

Stock Options and Restricted Common Stock.  Our 2010 Stock Option and Incentive Plan, or the 2010 Stock Plan, authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants. Our Board of Directors has delegated oversight of the administration of our stock option plans to our compensation committee. The compensation committee has adopted policies and procedures regarding the granting of options and, subject to those policies and procedures, also has delegated to the president and chief executive officer the authority and power to grant stock options to non-executive officer employees and consultants.

Stock option grants are made at the commencement of employment and typically annually in connection with the achievement of corporate and personal objectives. Additionally, stock option grants may be made in connection with special recognition of a particularly important corporate accomplishment in which the executive played an important role and following a significant change in job responsibilities or to meet other special retention objectives. Our compensation committee considers and approves stock option awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations.

The exercise price of options is the fair market value of our common stock as determined by our compensation committee on the date of grant. Our stock options typically vest over a four-year period with 25% vesting 12 months after the vesting commencement date and the remainder vesting ratably each quarter thereafter over a three-year period, subject to continued employment or association with us.  Our stock options generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the applicable provision of the Internal Revenue Code.

During 2010, our compensation committee made stock option awards to each of our named executive officers.  In April 2010, our compensation committee awarded Dr. Bertram options to purchase 65,000 shares of our common stock to bring his overall equity holdings more in line with the comparable benchmark data obtained in connection with the work performed by Radford in January 2010.  In July and August, 2010, our compensation committee awarded each of Dr. Sheth and Mr. Davis stock option awards to purchase 66,000 shares of common stock. These awards were issued in connection with the commencement of their employment with us.

In October 2010, our compensation committee engaged Radford for the purpose of assessing the equity ownership of certain of our executive officers in light of our public company peer group.  Based in part on this analysis and upon the recommendation of our chief executive officer, our compensation committee approved an option grant to purchase 25,000 shares of common stock to Mr. Stejbach and an option grant to purchase 30,000 shares of common stock to Dr. Bertram.  Additionally, our compensation committee recommended and our full Board of Directors, without Dr. Nichtberger’s participation, approved an option grant to purchase 150,000 shares of common stock to Dr. Nichtberger.  In the case of Mr. Stejbach and Dr. Nichtberger, these option grants were made for the purpose of bringing each of these executive’s equity compensation more in line with benchmark data.  With respect to Dr. Bertram, this option grant was in connection with both aligning Dr. Bertram's equity ownership with benchmark data and reflecting his promotion to Chief Scientific Officer and Executive Vice President, Science and Technology.

Our 2010 Incentive Plan authorizes us to grant restricted common stock. While historically we have issued a limited number of shares of restricted stock, we may choose in the future to issue restricted stock to our executive officers in order to implement the long-term incentive goals of the compensation committee.  Prior to 2004, we granted restricted stock pursuant to certain restricted stock purchase agreements between the named executive officer receiving the restricted stock and us. To date, we have granted 127,629 shares of restricted stock to Dr. Nichtberger and 21,056 shares of restricted stock to Dr. Bertram. A majority of these shares of restricted stock were issued in connection with each executive officer’s commencement of employment.

On May 11, 2011, our Compensation Committee and out Board of Directors granted our executive officers options to purchase common stock and also issued to such officers restricted common stock as set forth in the table below.  One quarter of the option grant vests on May 11, 2012 and the balance of the shares vest in a series of 12 successive equal quarterly installments over the 36-month period measured from May 11, 2012.  The exercise price per share for such options is $2.42, which was the closing per share of our common stock on May 11, 2011.

One-quarter of the shares under the restricted common stock award vest on each of February 1, 2012, 2013, 2014 and 2015.  Our executive officers intend to enter into 10b5-1 trading plans to permit each of them to sell on each of the vesting dates a sufficient number of shares of common stock to cover the tax liability associated with such vesting.

Name and Title	Number of Shares under Option Grant	Restricted Stock Awards

Steven Nichtberger, MD, Former President and Chief Executive Officer	130,000	86,667
A. Brian Davis, Chief Financial Officer and Vice President, Finance	35,000	23,333
Timothy Bertram, Chief Scientific Officer and Executive Vice President, Science and Technology	60,000	40,000
Sunita Sheth, MD, Chief Medical Officer and Vice President Clinical and Regulatory Affairs	40,000	26,667
Mark Stejbach, Chief Commercial Officer and Vice President	40,000	26,667

Severance and Change in Control Benefits.  As more fully described in the section entitled “Potential Payments Upon Termination or Change in Control,” we have entered into offer letters with our named executive officers that provide for certain payments and benefits upon a qualifying termination of employment or a change in control, including salary and benefits continuation, payment of pro-rata bonuses and acceleration of certain unvested equity awards.  Consistent with our compensation philosophy, we may explore other benefits related to potential change-in-control or termination events to ensure the interests of our executive officers are aligned with the interests of our stockholders.

On May 11, 2011, our Board of Directors approved, based upon the recommendation of our Compensation Committee, the implementation of a Change in Control Payment Plan and a Severance Plan.

Under the terms of the Change in Control Payment Plan, our executive officers would receive promptly after the effective date of a change in control of the Company two times his or her then current annual base salary plus target bonus, assuming a 100% payout of such bonus.  The amounts payable to each of the executive officers under the plan will be offset by an amount equal to 50% of aggregate value to be received by each executive officer by virtue of his or her stock and stock option ownership, net of any exercise price.  Pursuant to the plan, in the event the consideration received by our stockholders is less than $25 million, the amounts payable under the plan can be reduced by an amount proportionate to the extent to which $25 million exceeds the actual amount of stockholder consideration.  The Change in Control Payment Plan will terminate, unless extended by the Board of Directors, on September 30, 2012.

Under the term of the severance plan, in the event any of our executive officers’ employment is terminated by us without cause or he or she resigns under certain specified conditions including any material adverse change in his or her duties, authority or responsibilities without his or her agreement, a move of our principal office more than 50 miles from the current office, our failure to pay such executive officer’s salary and other benefits when due (other than pursuant to an across the board reduction in the compensation of all senior management), such executive officer will, subject to his or her signing of a form of Release and Non-disparagement Agreement, be entitled to receive (i) in the case of chief executive officer, continued payment of his base salary for 12 months, plus an amount equal to his annual target bonus (assuming 100% payout threshold) and continuation of his benefits, for the same period of time and (ii) with respect to all other executive officers, continued payment of his or her base salary for nine months, plus an amount equal to his or her annual target bonus (assuming 100% payout threshold) prorated through the date of termination and continuation of his or her benefits, for the same period of time.

Other Compensation.  We maintain broad-based benefits and perquisites that are available to all eligible employees, including health insurance, life and disability insurance, dental insurance, vision insurance, flexible spending accounts and a 401(k) plan. Additionally, under certain circumstances, we will use cash sign-on bonuses as an incentive for individuals to join our team. These bonuses are awarded on a case-by-case basis and are typically offered to off-set compensation that was forfeited upon termination of prior employment, to assist with relocation expenses or to off-set a variance in total compensation from the individual’s employment prior to joining us. Consistent with our compensation philosophy, we intend to continue to maintain these benefits for our executive officers; however, our compensation committee in its discretion may revise, amend or add to the officer’s benefits if it deems it advisable.

Relationship of Elements of Compensation.  Our compensation structure is primarily weighted toward three of the elements discussed: base salary, annual performance bonus and stock options. We utilize stock options as a substantial component of compensation because we currently have no revenue or earnings and expect this to be the case for the foreseeable future. Our mix of cash and non-cash compensation balances our need to limit cash expenditures with the expectations of those we hope to recruit and retain as employees. In the future, we may adjust the mix of cash and non-cash compensation if required by competitive market conditions for attracting and retaining skilled personnel.

We manage the expected impact of salary increases and performance bonuses by requiring that the size of such salary increases and bonuses be tied to the attainment of corporate and individual objectives. For example, the size of each executive’s bonus (other than the chief executive officer) is determined not only by individual performance, but also by whether we have met corporate objectives.

We view the award of stock options as a primary long-term retention benefit. We make the award of stock options a significant component of total compensation and also tie the earning of these awards to long-term vesting schedules, generally four years. If an employee leaves our employ before the completion of the vesting period, then that employee would not receive any benefit from the non-vested portion of his award. We believe this feature makes it more attractive to remain as our employee and these arrangements do not require substantial cash payments by us.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our Board of Directors may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

 Report of the Compensation Committee

We, the Compensation Committee of the Board of Directors of Tengion, Inc., have reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management and, based on our review and discussions, we recommend to the Board of Directors that the “Compensation Discussion and Analysis” set forth above be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors:

Gary J. Kurtzman, MD, Committee Chair
Richard Kuntz, MD
Lorin J. Randall

SUMMARY COMPENSATION TABLE

The following table shows the total compensation accrued for fiscal 2010 and 2009 for our Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards(1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation		Total

Steven Nichtberger, MD (3)	2010	$401,375	$—	$276,000	$201,825	$12,620	(4)	$891,820
Former President and Chief Executive Officer	2009	$390,000	$—	$13,099	$81,900	$13,613	(4)	$498,612

A. Brian Davis Chief Financial Officer and Vice President, Finance	2010	$118,750	$—	$153,120	$37,406	$10	(5)	$309,286

Linda B. Hearne(6)	2010	$142,710	$—	$—	$—	$16	(5)	$142,726
Former Vice President, Finance and Principal Financial Officer	2009	$192,519	$—	$15,426	$29,400	$13	(5)	$237,358

Timothy Bertram, DVM, PhD	2010	$303,019	$—	$264,371	$105,407	$107	(5)	$672,904
Chief Scientific Officer and Executive Vice President, Science and Technology	2009	$293,244	$—	$12,744	$46,919	$45	(5)	$352,952

Sunita Sheth, MD Chief Medical Officer and Vice President, Clinical and Regulatory Affairs	2010	$111,932	$—	$170,280	$47,250	$24	(5)	$329,486

Mark Stejbach	2010	$280,500	$—	$46,000	$97,898	$35	(5)	$424,433
Chief Commercial Officer and Vice President	2009	$263,974	$25,000(7)	$11,414	$38,500	$27	(5)	$338,915
_______		_______________________________

(1)
Calculated in accordance with current accounting standards for stock-based compensation without consideration of forfeitures. Valuation assumptions used to determine the fair value of the stock awards are described in Note 10 to our audited financial statements for fiscal 2010, included in our 2010 Form 10-K.

(2)
Amounts shown in “Non-Equity Incentive Compensation” column reflect the annual incentive award granted and earned during fiscal 2009 and 2010, which were paid in fiscal year 2010 and 2011, respectively. These annual awards are described in further detail under “Compensation Discussion and Analysis for Named Executive Officers – Annual Cash Incentive Compensation”.

(3)	Dr. Nichtberger resigned from our Company on June 30, 2011.
(4)
Dr. Nichtberger’s other compensation includes life and disability insurance of $9,014 and tax reimbursements of $3,606 for fiscal 2010 and disability insurance of $9,013 and tax reimbursements of $4,599 for fiscal 2009.

(5)	All other compensation consists of tax reimbursements.
(6)	Ms. Hearne resigned from our Company in August 2010.
(7)
Bonus paid to Mr. Stejbach includes $25,000, which consists of $12,500 payable at six month anniversary of employment and $12,500 payable at twelve month anniversary of employment, as stipulated in Mr. Stejbach’s offer letter.

 Grants Of Plan-Based Awards 2010

The following table sets forth information regarding each grant of an award made to each Named Executive Officer during fiscal 2010 under any plan, contract, authorization, or arrangement pursuant to which cash, securities, similar instruments, or other property may be received.

Name and Principal Position	Approval Date	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target (1)	All Other Option Awards: Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Awards (3)

Steven Nichtberger, MD Former President and Chief Executive Officer		10/18/2010	$209,898 (4)	150,000	$2.94	$276,000

A. Brian Davis Chief Financial Officer and Vice President, Finance		8/2/2010	$102,743	66,000	$3.67	$153,120

Linda B. Hearne Former Vice President, Finance and Principal Financial Officer		—	$—	—	$—	$—

Timothy Bertram, DVM, PhD		10/18/2010	$111,011	30,000	$2.94	$55,329
Chief Scientific Officer and Executive Vice President, Science and Technology	2/17/2010	4/9/2010	$—	65,000	$5.00	$209,042

Sunita Sheth, MD Chief Medical Officer and Vice President, Clinical and Regulatory Affairs	7/1/2010	7/15/2010	$108,150	66,000	$4.07	$170,280

Mark Stejbach Chief Commercial Officer and Vice President		10/18/2010	$102,607	25,000	$2.94	$46,000

(1)
Reflects target 2011 annual performance bonuses, which amounts, if any, will be paid in the first quarter of 2012.  Target 2011 annual performance bonuses are calculated based upon a percentage of the named executive officer’s 2011 base salary.

(2)
The options have a term of ten years and vest in accordance with the following schedule: 25% of the total number of shares vest on the first anniversary of the grant date and 1/16th of the total number of shares vest on the first day of each quarter following the grant date.

(3)
The amounts reported in this column represent the entire grant date fair value for the aggregate number of options granted to each Named Executive Officer.  There can be no assurance that these amounts will ever be realized.  The assumptions we used to calculate these amounts are included in Note 10 to our audited financial statements for fiscal 2010, included in our 2010 Form 10-K.

(4)	Dr. Nichtberger resigned from the Company on June 30, 2011. Dr. Nichtberger received his 2011 bonus pursuant to the Separation and Release Agreement between Dr. Nichtberger and the Company.

 Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information concerning stock options held on December 31, 2010, the last day of our 2010 fiscal year, for each Named Executive Officer.

	Number of Securities Underlying Unexercised Options (#)
Name and Principal Position	Exercisable	Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date (2)

Steven Nichtberger, MD	3,879	—	0.44	2/15/2015
Former President and Chief Executive Officer	13,794	—	0.44	2/27/2016
	15,326	—	0.44	6/23/2016
	28,765	—	0.44	6/23/2016
	9,374	625	0.44	2/27/2017
	3,558	237	0.44	2/27/2017
	25,054	11,388	0.44	12/19/2007
	3,159	1,435	0.44	12/19/2007
	8,891	4,041	0.44	2/7/2018
	593	270	0.44	2/7/2018
	12,142	36,426	0.44	9/28/2019
	—	130,807	2.94	10/18/2020
	—	19,193	2.94	10/18/2020

A. Brian Davis Chief Financial Officer and Vice President, Finance	—	66,000	3.67	08/02/2020

Linda B. Hearne Former Vice President, Finance and Principal Financial Officer	—	—	—	—

Timothy Bertram, DVM, PhD	646	—	0.44	2/15/2015
Chief Scientific Officer and Executive Vice President, Science and Technology	2,715	—	0.44	2/27/2016
	3,319	—	0.44	6/23/2016
	1,035	—	0.44	11/1/2016
	5,173	345	0.44	2/27/2017
	518	172	0.44	10/25/2017
	2,653	1,205	0.44	12/19/2017
	8,727	3,967	0.44	12/19/2017
	3,388	1,540	0.44	2/7/2018
	644	292	0.44	2/7/2018
	11,814	35,441	0.44	9/28/2019
	—	59,240	5.00	4/9/2020
	—	5,760	5.00	4/9/2020
	—	17,151	2.94	10/18/2020
	—	12,849	2.94	10/18/2020

Sunita Sheth, MD Chief Medical Officer and Vice President, Clinical and Regulatory Affairs	—	66,000	4.07	7/15/2020

Mark Stejbach	6,294	4,895	0.44	8/1/2018
Chief Commercial Officer and Vice President	11,164	8,683	0.44	8/1/2018
	10,580	31,740	0.44	9/28/2019
	—	25,000	2.94	10/18/2020

(1)
Options awards made prior to August 26, 2009, were modified to an exercise price of $0.44 per share on August 26, 2009, when our compensation committee approved the repricing of all then outstanding options for active employees at such time.

(2)	These options vest as to 25% on the first anniversary of the date of grant and as to an additional 6.25% at the end of each three-month period thereafter for the following three years.

Option Exercises

The following table sets forth information concerning stock options exercised during fiscal 2010 for each of the Named Executive Officers.

Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized On Exercise(1)

Steven Nichtberger, MD Former President and Chief Executive Officer	—	—

A. Brian Davis Chief Financial Officer and Vice President, Finance	—	—

Linda B. Hearne Former Vice President, Finance and Principal Financial Officer	18,170	$35,795

Timothy Bertram, DVM, PhD Chief Scientific Officer and Executive Vice President, Science and Technology	—	—

Sunita Sheth, MD Chief Medical Officer and Vice President, Clinical and Regulatory Affairs	—	—

Mark Stejbach Chief Commercial Officer and Vice President	—	—
_______________________________

(1)
Calculated by multiplying the number of shares acquired on exercise by the difference between the closing price per share of our common stock on the date of exercise and the stock option exercise price per share.

 Employment Agreements and Potential Payments Upon Termination or Change in Control

Offer Letters

Steven Nichtberger, MD. On May 25, 2004, we entered into an offer letter with Dr. Nichtberger, our former Chief Executive Officer, President and member of the Board of Directors, providing for his at-will employment, commencing as of April 1, 2004. This offer letter, as amended on December 22, 2008, sets forth the terms and conditions of Dr. Nichtberger’s employment. Dr. Nichtberger’s base salary was originally set at $275,000 per year, subject to annual review and increases based on performance. Dr. Nichtberger was also originally entitled to receive an annual bonus payment of up to 30% of his annual gross salary, as determined by the board in its sole discretion, based on achievement of certain mutually agreed-upon performance milestones. Furthermore, he was eligible to participate in the group benefits program and the board could award Dr. Nichtberger stock incentives under our equity incentive plans in its sole discretion as a performance-based incentive. Pursuant to the offer letter, Dr. Nichtberger was provided with an award of 109,518 shares of restricted common stock. Such shares were subject to repurchase by us, but all shares have since vested in full. Dr. Nichtberger was also granted the right to participate in, and did participate in, a round of bridge financing in an amount of up to $100,000. At any time, in the event Dr. Nichtberger was terminated by us without cause as defined in the offer letter, or he resigns under certain specified conditions, each as described in the offer letter, including being assigned to a position inconsistent in any material respect with the position of President, Chief Executive Officer or a board member, a move of our principal office more than 40 miles from his current residence, our failure to pay his salary when due, our material breach of the offer letter or his death, Dr. Nichtberger was entitled to receive (i) continued payment of his base salary for 12 months, (ii) continuation of his benefits for 12 months and (iii) a pro-rata portion of his bonus for the year of termination, determined in the sole discretion of the board. The offer letter provided that Dr. Nichtberger’s severance would be subject to set-off for income obtained through other employment during the severance period. In the event that Dr. Nichtberger is terminated for cause, Dr. Nichtberger will not be entitled to the payments and benefits described above.

On June 30, 2011, Dr. Nichtberger, resigned as President, Chief Executive Officer and an employee of the Company and as a member of the Board of Directors.  In connection with Dr. Nichtberger’s resignation, the Company entered into a Severance Agreement and General Release of Claims with Dr. Nichtberger effective as of June 30, 2011.  The severance agreement provided that Dr. Nichtberger will receive one year severance (without setoff for subsequent employment) at his current salary of $419,796, payable monthly, and a cash bonus at his full 2011 target level of $209,898.  Twenty-five percent (25%) of Dr. Nichtberger’s unvested restricted stock and unvested stock options will vest immediately.  All remaining unvested shares shall be either cancelled pursuant to the terms of such award or subject to repurchase at an amount equal to the actual tax liability Dr. Nichtberger incurred in connection with the purchase of such shares.  The severance agreement also provided for a general release of claims, a mutual non-disparagement provision, a confidentiality provision and a 12-month non-competition provision, which prevents Dr. Nichtberger from engaging in any business activity that will be directly competitive with the business of Company, including one that involves the use of the patient’s own cells to regenerate kidney or urologic tissue, or that will result in the use or disclosure of the Company’s confidential, trade secret or proprietary information.

A. Brian Davis. On July 29, 2010, we entered into an offer letter with Mr. Davis, our Chief Financial Officer and Vice President, Finance, providing for his at-will employment, commencing August 1, 2010. This offer letter, sets forth the terms and conditions of Mr. Davis’s employment. Mr. Davis’s base salary was originally set at $285,000 per year, subject to annual review and increases based on performance.  Mr. Davis may also receive an annual bonus payment of up to 35% of his annual gross salary, as determined by his manager and the board in their discretion, based on achievement of certain mutually agreed-upon performance milestones.  Furthermore, he is eligible to participate in the group benefits program and 401(k) plan, and the board may award Mr. Davis stock incentives under our equity incentive plans in its sole discretion as a performance-based incentive. Pursuant to the offer letter, Mr. Davis was provided with an incentive stock option to purchase 66,000 shares of common stock pursuant to our 2010 Stock Option and  Incentive Plan. At any time, in the event Mr. Davis’s employment is terminated by us without cause as defined in the offer letter or he resigns under certain specified conditions, each as described in the offer letter, including any material adverse change in his duties, authority or responsibilities without his agreement, a move of our principal office more than 50 miles from the current office, our failure to pay his salary and other benefits when due (other than pursuant to an across the board reduction in the compensation of all senior management), or our material breach of the offer letter, Mr. Davis will, subject to his signing of a form of Release and Non-disparagement Agreement, be entitled to receive (i) continued payment of his base salary for nine months and (ii) continuation of his benefits, for nine months. Mr. Davis’s severance will be subject to set-off for income obtained through other employment during the severance period. In the event that Mr. Davis is terminated for cause, Mr. Davis will not be entitled to the payments and benefits described above. In addition, the offer letter for Mr. Davis provides that in the event of termination by us without cause within one month prior to or nine months following a change in control of our company, Mr. Davis’s restricted stock awards or stock options, as the case may be, shall immediately vest.

Timothy Bertram, DVM, PhD. On July 28, 2004, we entered into an offer letter with Dr. Bertram, our Vice President, Science and Technology, providing for his at-will employment, commencing as of August 1, 2004. This offer letter, as amended on December 22, 2008, sets forth the terms and conditions of Dr. Bertram’s employment. Dr. Bertram’s base salary was originally set at $200,000 per year, subject to annual review and increases based on performance. Dr. Bertram was also originally entitled to receive an annual bonus payment of up to 20% of his annual gross salary, as determined by his manager and the board in their discretion, based on achievement of certain mutually agreed-upon performance milestones. Furthermore, he is eligible to participate in the group benefits program and the board may award Dr. Bertram stock incentives under our equity incentive plans in its sole discretion as a performance based incentive. Dr. Bertram also received the right to reimbursement for all reasonable out-of-pocket relocation and relocation-related expenses. Pursuant to the offer letter, Dr. Bertram purchased 17,933 shares of restricted common stock at a purchase price per share equal to the par value of such shares, which shares have since vested in full. Such vested shares are subject to repurchase by us upon Dr. Bertram’s termination for any reason, including Dr. Bertram’s death (in such case only for a period of twelve months) at the fair market value price per share, but if the termination is for cause, then the vested shares are subject to repurchase by us at the price of $0.001 per share. Dr. Bertram was also granted the right to participate, and did participate, in our Series A Preferred Stock financing in the amount of $50,000. At any time, in the event Dr. Bertram is terminated by us without cause as defined in the offer letter, Dr. Bertram be entitled to receive (i) continued payment of his base salary for six months, (ii) continuation of his benefits for six months, and (iii) a pro-rata portion of his bonus for the year of termination, determined in the sole discretion of the board. Dr. Bertram’s severance will be subject to set-off for income obtained through other employment during the severance period. In the event that Dr. Bertram is terminated for cause, Dr. Bertram will not be entitled to the payments and benefits described above. In addition, the offer letter for Dr. Bertram provides that in the event of termination by us without cause six months following a change in control of our company, Dr. Bertram’s restricted stock awards or stock options, as the case may be, shall immediately vest.

Sunita Sheth, MD.  On June 30, 2010, we entered into an offer letter with Dr. Sheth, our Chief Medical Officer and Vice President, Regulatory and Clinical Development, providing for her at-will employment, commencing July 6, 2010. This offer letter sets forth the terms and conditions of Dr. Sheth’s employment. Dr. Sheth’s base salary was originally set at $300,000 per year, subject to annual review and increases based on performance.  Dr. Sheth may also receive an annual bonus payment of up to 35% of her annual gross salary, as determined by her manager and the board in their discretion, based on achievement of certain mutually agreed-upon performance milestones.  We also agreed to reimburse Dr. Sheth the cost of her malpractice insurance through the end of 2010 up to a maximum amount of $41,000 per year.  Furthermore, she is eligible to participate in the group benefits program and 401(k) plan, and the board may award Dr. Sheth stock incentives under our equity incentive plans in its sole discretion as a performance-based incentive. Pursuant to the offer letter, Dr. Sheth was provided with an incentive stock option to purchase 66,000 shares of common stock pursuant to our 2010 Stock Option and Incentive Plan. At any time, in the event Dr. Sheth’s employment is terminated by us without cause as defined in the offer letter Dr. Sheth will, subject to her signing of a form of Release and Non-disparagement Agreement, be entitled to receive (i) continued payment of her base salary for nine months and (ii) continuation of her benefits for nine months. Dr. Sheth’s severance will be subject to set-off for income obtained through other employment during the severance period. In the event that Dr. Sheth is terminated for cause, she will not be entitled to the payments and benefits described above. In addition, the offer letter for Dr. Sheth provides that in the event of termination by us without cause within one month prior to or nine months following a change in control of our company, her restricted stock awards or stock options, as the case may be, shall immediately vest.

Mark Stejbach. On June 24, 2008, we entered into an offer letter with Mr. Stejbach, our Vice President and Chief Commercial Officer, providing for his at-will employment, commencing August 1, 2008. This offer letter, as amended on December 22, 2008, sets forth the terms and conditions of Mr. Stejbach’s employment. Mr. Stejbach’s base salary was originally set at $250,000 per year, subject to annual review and increases based on performance. Mr. Stejbach was also originally entitled to receive an annual bonus payment of up to 20% of his annual gross salary, as determined by his manager and the board in their discretion, based on achievement of certain mutually agreed-upon performance milestones. In addition, Mr. Stejbach was eligible to receive an initial signing bonus of $37,500, of which $25,000 was payable upon commencement of employment, and the remaining $12,500 was payable on the six month anniversary of the commencement date. We were also required to pay Mr. Stejbach $12,500 in bonus payments on each of the 12 and 18 month anniversaries of his employment. Furthermore, he is eligible to participate in the group benefits program and 401(k) plan, and the board may award Mr. Stejbach stock incentives under our equity incentive plans in its sole discretion as a performance-based incentive. Pursuant to the offer letter, Mr. Stejbach was provided with an incentive stock option to purchase 31,035 shares of common stock pursuant to our 2004 Stock Incentive Plan. At any time, in the event Mr. Stejbach’s employment is terminated by us without cause as defined in the offer letter, subject to his signing of a form of Release and Non-disparagement Agreement, Mr. Stejbach will be entitled to receive (i) continued payment of his base salary for nine months and (ii) continuation of his benefits, for nine months. Mr. Stejbach’s severance will be subject to set-off for income obtained through other employment during the severance period. In the event that Mr. Stejbach is terminated for cause, Mr. Stejbach will not be entitled to the payments and benefits described above. In addition, the offer letter for Mr. Stejbach provides that in the event of termination by us without cause within one month prior to or nine months following a change in control of our company, Mr. Stejbach’s restricted stock awards or stock options, as the case may be, shall immediately vest.

Release and Non-Disparagement Agreements

Our form of Release and Non-Disparagement Agreement provides that in exchange for certain severance benefits, the terminated employee releases us from all liability for any claims or damages against us.  The agreement also provides that (i) neither we nor the terminated employee will engage in any communications that shall disparage, demean or impugn one another or interfere with the other’s existing or prospective business relationships, economic or career prospects, and (ii) the terminated employee will not compete with or become employed by a company that competes with our products or technology for a period of one (1) year after termination of employment.

Potential Payments Upon Termination or Change in Control

The following table sets forth the payments that would be made to our named executive officers if his or her employment had been terminated by us without cause (or if applicable, by the executive for good reason) on December 31, 2010 or in the event a change in control of our company occurred on December 31, 2010, as applicable.  Disclosure regarding Linda B. Hearne, our former Vice President, Finance, is not provided because she resigned in August 2010 and did not receive any payments or other benefits in connection with her resignation.

Name	Termination Without Cause (or With Good Reason) ($)	Termination Without Cause (or With Good Reason) in Connection with a Change in Control ($)
Steven Nichtberger, MD
Cash Severance	403,650	403,650
Continued Health Benefits	460	460
Pro-Rata Bonus	201,825	201,825
Acceleration of Restricted Stock	—	—
Acceleration of Stock Options	—	—
Total:	605,935	605,935

A. Brian Davis
Cash Severance	213,750	213,750
Continued Health Benefits	11,633	11,633
Pro-Rata Bonus	—	—
Acceleration of Restricted Stock	—	—
Acceleration of Stock Options	—	—
Total:	225,383	225,383

Timothy Bertram, DVM, PhD
Cash Severance	152,487	152,487
Continued Health Benefits	8,812	8,812
Pro-Rata Bonus	106,741	106,741
Acceleration of Restricted Stock	—	—
Acceleration of Stock Options	—	175,547	(1)
Total:	268,040	443,587

Sunita Sheth, MD
Cash Severance	225,000	225,000
Continued Health Benefits	569	569
Pro-Rata Bonus	—	—
Acceleration of Restricted Stock	—	—
Acceleration of Stock Options	—	—
Total:	225,569	225,569

Mark Stejbach
Cash Severance	212,438	212,438
Continued Health Benefits	11,632	11,632
Pro-Rata Bonus	—	—
Acceleration of Restricted Stock	—	—
Acceleration of Stock Options	—	154,048	(1)
Total:	224,070	378,118

(1)	Calculated based upon a price per share of our common stock of $2.54, which was the closing price of our common stock on December 31, 2010.

 Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information about our common stock that may be issued upon the exercise of stock options, warrants and rights under all of our existing equity compensation plans as of December 31, 2010, including the 2010 Stock Incentive and Option Plan (2010 Plan) and 2004 Stock Option Plan (2004 Plan). There were no shares available for future grants under the 2004 Plan, as the 2004 Plan ceased upon the Company’s initial public offering in April 2010.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Warrants	(b) Weighted Average Exercise Price of Outstanding Options and Warrants	(c) Number of Securities Remaining Available for Future Issuance (Excludes Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	1,492,052	$4.13	950,706	(1)
Equity compensation plans not approved by stockholders	—		—

Total	1,492,052	$4.13	950,706

(1)	Consists of shares available for grant by us under our 2010 Plan.

 Compensation of Directors

Our Board of Directors determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee.  The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to our Board of Directors when appropriate.  The Compensation Committee did not recommend any changes in compensation for our non-employee directors for fiscal 2011.  Our Board of Directors is compensated through fees and grants of stock options.

Prior to completion of our initial public offering in April 2010, each of our non-employee directors, other than those affiliated with stockholders who held more than 5% of our outstanding common stock, were entitled to receive an annual cash retainer of $25,000, except that a non-employee chairperson of the board was entitled to receive an annual cash retainer of $45,000. Non-employee chairpersons of the audit committee, the compensation committee and the Governance and Nominating Committee were each entitled to receive an additional annual retainer of $12,500, $10,000 and $10,000, respectively. Non-employee members of each of the audit committee, the compensation committee and the governance and nominating committee were entitled to receive an additional annual retainer of $5,000.

Since the completion of our initial public offering, each of our non-employee directors are entitled to receive an annual cash retainer of $35,000, except that a non-employee chairperson of the board is entitled to receive an annual cash retainer of $55,000. Non-employee chairpersons of the audit committee, the compensation committee and the Governance and Nominating Committee are each entitled to receive an additional annual retainer of $15,000, $10,000 and $6,000, respectively. Non-employee members of each of the audit committee, the compensation committee and the governance and nominating committee are entitled to receive an additional annual retainer of $7,500, $5,000 and $3,000, respectively.

We reimburse all directors for travel, lodging and other reasonable expenses incurred in attending board and committee meetings.

Upon initial election or appointment to our Board of Directors, each non-employee director will be granted an option to purchase 7,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant.  These options vest quarterly over a two-year period, subject to the non-employee director’s continued service on the board through the vesting dates.  On the date of each annual stockholder meeting commencing in 2011, each continuing non-employee director will automatically receive an option to purchase 4,700 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant.  When granted, these options vest quarterly over a one-year period, subject to the non-employee director’s continued service on the board through the vesting dates.

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David I. Scheer	$62,250	—	$14,625	(2)	—	—	—	$76,875
Carl-Johan Dalsgaard, MD, PhD	$28,500	—	$14,625	(2)	—	—	—	$43,125
Brenda D. Gavin, DVM(3)	$30,750	—	$14,625	(2)	—	—	—	$45,375
Gary J. Kurtzman, MD(4)	$39,735	—	$14,625	(2)	—	—	—	$54,360
Richard Kuntz, MD	$7,738	—	$12,609	(5)	—	—	—	$20,347
Lorin J. Randall	$51,875	—	$50,423	(6)	—	—	—	$102,298
James Nahirny(7)	$9,918	—	$14,625	(2)	—	—	—	$24,543
Brian J. G. Pereira, MD(8)	$6,250	—	—		—	—	—	$6,250
_______________________________

(1)
The assumptions we used in valuing options are described in Note 10, “Stock-based Compensation,” to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. This column reflects the aggregate grant date fair value as calculated in accordance with ASC 718 in connection with options we granted in the indicated year.

(2)	Options were granted at fair market value on April 9, 2010 at $5.00 per share. Options vest quarterly over a two-year period.
(3)	Pursuant to an agreement between Dr. Gavin and Quaker BioVentures, these director fees are paid directly to QuakerBioVentures. Dr. Gavin resigned from our Board of Directors on August 10, 2011.
(4)	Pursuant to an agreement between Dr. Kurtzman and Safeguard Delaware, Inc., these director fees are paid directly to Safeguard Delaware, Inc.
(5)	Options were granted at fair market value on October 19, 2010 at $2.98 per share. Options vest quarterly over a two-year period.
(6)
Options were granted at fair market value on April 9, 2010 at $5.00 per share.  Options to purchase 4,700 shares of common stock vest quarterly over a two-year period; options to purchase 11,700 shares of common stock vest quarterly over a one-year period.

(7)	Mr. Nahirny resigned from our Board of Directors on June 23, 2010.
(8)	Dr. Pereira resigned as a member of our board of directors on March 14, 2010.

 Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2010, the members of our Compensation Committee were Gary J. Kurtzman, MD, chair, Richard E. Kuntz, MD, and Lorin J. Randall.  No member of our Compensation Committee was an officer or employee of ours.  In addition, none of our executive officers served as a member of the Board of Directors or compensation committee (or other committee serving an equivalent function) of another entity, one of whose executive officers served as a member of our Board of Directors or our Compensation Committee.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING.  WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE YOUR PROXY VIA THE INTERNET OR TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE.  A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

Form of Proxy Card

IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH, AND RETURN THE BOTTOM
PORTION IN THE ENCLOSED ENVELOPE.

Proxy — TENGION, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

to be held on September 28, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TENGION, INC.

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Joseph W. La Barge, and A. Brian Davis, or each of them, with full power of substitution, as proxies to act and vote at the 2011 Annual Meeting of Stockholders of Tengion, Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER.  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2 AND 3.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON September 28, 2011.

THE PROXY STATEMENT AND FORM OF PROXY FOR OUR 2011 ANNUAL MEETING, OUR ANNUAL REPORT TO STOCKHOLDERS AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010 ARE AVAILABLE AT:
HTTP://WWW.AMSTOCK.COM/PROXYSERVICES/VIEWMATERIAL.ASP?CONUMBER=16456

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

MR. A SAMPLE	Electronic Voting Instructions

ADDRESS 1	You may submit a proxy by Internet!
ADDRESS 2	Available 24 hours a day, 7 days a week!

ADDRESS 3	VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR
Proxies submitted by the Internet must be received by 8:00 A.M. Eastern Standard Time on September 28, 2011

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	x
Submit a proxy by Internet
• Log on to the Internet and go to www.voteproxy.com and follow the on-screen instructions.  Have your proxy card available when you access.

Submit a proxy by Telephone
• Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-821-8500 from foreign countries from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call.

Annual Meeting Proxy Card

IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.	Proposals — A VOTE FOR THE DIRECTOR NOMINEES, FOR PROPOSALS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS
1.   Election of three Class I Directors for a three-year term expiring at the 2014 Annual Meeting:
		For	Withheld		For	Withheld
01 – Carl-Johan Dalsgaard, MD				02 – Richard Kuntz, MD
		For	Withheld
03 – Diane K. Jorkasky, MD

					For	Against	Abstain
2.	Approval of the removal of the exercise restriction associated with certain warrants held by affiliates of HealthCap Venture Capital.

					For	Against	Abstain
3.	Ratification of the selection by the Audit Committee of Ernst & Young LLP as Tengion, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

In their discretion the proxy holders are authorized to vote upon such other business, if any, that may properly come before the meeting and any adjournment of the meeting.

B.	Non–Voting Items

Change of Address — Please print your new address below.				Comments — Please print your comments below.		Meeting Attendance
						Mark the box to the right if you plan to attend the Annual Meeting.	[ ]

C				Authorized Signatures — Sign Here- This section must be completed for your vote to be counted — Date and Sign Below.

Please be sure to sign and date this Annual Meeting Proxy Card.

Please sign this proxy exactly as you name appears hereon.  Joint owners should each sign personally.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation or partnership, please give full title as such.  If a corporation or partnership, only authorized persons should sign.

Date (mm/dd/yyyy)	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box
/ /